Exhibit 4.41

ADDITIONAL AGREEMENT No. 7

dated September 9, 2015

to

CREDIT AGREEMENT No. 2640

dated December 27, 2010

between

VTB Bank

(Public Joint Stock Company)

and

Mechel

Open Joint Stock Company

Moscow

2015

Additional agreement No. 7 to Credit Agreement No. 2640

VTB Bank (Public Joint Stock Company), general license of the Central Bank of the Russian Federation No. 1000, hereinafter referred to as the “Lender” or Bank, represented by First Vice President - Chairman of the Board Yuriy Alekseyevich Solovev, acting by virtue of Power of Attorney No. 350000/1111- dated July 21, 2015, on the one part

and

Mechel Joint Stock Company, hereinafter referred to as the “Borrower”, represented by Director General, Oleg Viktorovich Korzhov, acting by virtue of the Articles of Association, on the other part, collectively referred to as the “Parties”, signed this Additional Agreement No. 7 (hereinafter referred to as the “Additional agreement”) to Credit Agreement No. 2640 dated December 27, 2010 taking into account all the changes and additions/attachments thereto which is its integral part, as follows:

1. TERMS AND DEFINITIONS

1.1.	For the purpose of this Additional agreement, the following terms shall have the meanings set forth below:

“Restructuring Date”	shall mean the date of creation of Parties’ rights and obligations under Article 2 hereof determined in accordance with clause 3.3. of the Additional agreement.

“Credit Agreement” or “Credit Agreement before the Restructuring Date”	shall mean credit agreement No.2640 dated December 27, 2010 in revision valid before the Restructuring Date

“Credit Agreement as revised in 2015”	shall mean credit agreement No.2640 dated December 27, 2010 in revision given in Annex No. 1 to the Additional Agreement and entered into force on the Restructuring Date.

1.2.	The remaining terms used in this Additional agreement, shall have the same meanings as ascribed to them in the Credit Agreement, taking into account the terms used in the Credit Agreement as revised in 2015.

2. SUBJECT OF THE ADDITIONAL AGREEMENT

2.1.	The Parties confirm that the Lender provided to the Borrower and the Borrower obtained from the Lender Credit/Credits under the Credit Agreement in the total amount of 44,770,317,385.48 (forty four billion seven hundred seventy million three hundred seventeen thousand three hundred eighty five 48/100) roubles.

2.2.	The Parties agreed that subject to occurrence of the Restructuring Date the interest rate on the Credit/Credits specified in clause 3.2 of the Credit Agreement as revised in 2015 covers relations of the Parties from the date of signature of the Additional Agreement and that the last date of interest capitalization - 22.06.2015 (from 23.06.2015 condition of the Credit Agreement on interest capitalization shall not apply).

2.3.	The Parties agreed that from the Restructuring Date all rights and obligations of the Parties under the Credit Agreement shall be deemed to be amended on the terms provided for in the Credit Agreement as revised in 2015 and that provisions of the Credit Agreement as revised in 2015 shall apply to all rights and obligations of the Parties under the Credit Agreement that arose from the Restructuring Date.

2.4.	The Parties further acknowledge as follows:

•	provisions of the Credit Agreement in the revision valid before the Restructuring Date shall be applicable to rights and obligations of the Parties that arose from or in connection with the Credit Agreement before the Restructuring Date; in particular, obligations of the Borrower that arose before the Restructuring Date shall be performed by the Borrower on the terms of the Credit Agreement in the revision valid before the Restructuring Date, unless otherwise expressly stated in the Additional Agreement or the Credit Agreement as revised in 2015;

Additional agreement No. 7 to Credit Agreement No. 2640

•	everything performed by the Parties under or in connection with the Credit Agreement in the revision valid before the Restructuring Date, including but not exclusively, performed for payment of any fees provided for in the Credit Agreement shall be deemed by the Parties as valid and not subject to return.

3. OTHER TERMS AND CONDITIONS

3.1.	This Additional agreement is made and subject to be construed in accordance with the Laws.

3.2.	Annexes No.1-2, are an integral part of the Additional Agreement.

3.3.	The rights and obligations of the Parties provided for in Article 2 hereof shall arise from the date of the last of the following conditions performance, and the Parties shall be entitled to amend/cancel the following conditions by signing bilateral agreement between the Lender and the Borrower:

3.3.1.	Not later than 30 (thirty) calendar days upon signature of the Additional Agreement by authorized persons of the Parties, each of the following contracts is duly signed and has entered into force (each of the additional agreements to previously concluded contracts):

•  guarantee agreements (according to the form agreed by the Parties) between the Lender and each of the following entities (as guarantors) to secure obligations of the Borrower under the Credit Agreement as revised in 2015 and the Additional Agreement in full:

1.	Mechel Mining Open Joint Stock Company;

2.	Mechel Carbon AG;

3.	Mechel Carbon (Singapore) Pte Ltd.;

4.	Mechel Trading AG;

5.	Open Joint Stock Holding Company Yakutugol;

6.	Southern Kuzbass Coal Company Open Joint Stock Company (with limitation of the guarantor’s liability by the amount of 2,609,370,988.97 (Two billion six hundred nine million three hundred seventy thousand nine hundred eighty eight 97/100) roubles;

7.	Korshynov Mining Plant Open Joint Stock Company (with limitation of the guarantor’s liability by the amount of 594,939,991.8 (Five hundred ninety four million nine hundred thirty nine thousand nine hundred ninety one 80/100) rouble);

8.	Urals Stampings Plant Open Joint Stock Company (with limitation of the guarantor’s liability by the amount of 473,592,936 (Four hundred seventy three million five hundred ninety two thousand nine hundred thirty six 00/100) roubles);

9.	Chelyabinsk Metallurgical Plant Public Joint Stock Company (with limitation of the guarantor’s liability by the amount of 2,035,828,028.4 (two billion thirty five million eight hundred twenty eight thousand twenty eight 40/100) roubles);

10.	Bratsk Ferroalloy Plant Limited Liability Company;

11.	Mechel Trans Limited Liability Company;

12.	Mechel Service Limited Liability Company;

•  pledge agreements (according to the form agreed by the Parties) of the following shares to secure obligations of the Borrower under the Credit Agreement as revised in 2015 and the Additional Agreement in full:

1.	37.50% (thirty seven point five percent) of ordinary shares in the authorized capital of Mechel Mining Open Joint Stock Company under the pledge agreement between the Bank and the Borrower

2.	21.66% (twenty one point sixty six percent) of ordinary shares minus 2 (two) ordinary shares in the authorized capital of Chelyabinsk Metallurgical Plant Public Joint Stock Company under the pledge agreement between the Bank and the Borrower;

3.	25% (twenty five percent)of ordinary shares plus 1 (one) of ordinary shares in the authorized capital of Southern Kuzbass Coal Company Open Joint Stock Company under the pledge agreement between the Bank and Mechel Mining OAO;

Additional agreement No. 7 to Credit Agreement No. 2640

4.	25% (twenty five percent)of ordinary shares minus 3 (three) of ordinary shares in the authorized capital of Open Joint Stock Holding Company Yakutugol under the pledge agreement between the Bank and Mechel Mining OAO;

5.	25% (twenty five percent) of ordinary shares plus 1 (one) of ordinary shares in the authorized capital of Korshynov Mining Plant Open Joint Stock Company under the pledge agreement between the Bank and Mechel Mining OAO;

6.	25% (twenty five percent) of ordinary shares plus 1 (one) ordinary share in the authorized capital of Urals Stampings Plant Open Joint Stock Company under the pledge agreement between the Bank and the Borrower;

In addition, after conclusion of pledge agreements/additional agreements to effective pledge agreements described above to comply with the condition specified in this clause, the Lender no later than 30 (thirty) calendar days upon signature of the Additional Agreement shall be provided with the documents (in the form and with the content acceptable to the Lender) confirming occurrence / existence of the pledge in respect of relevant shares in favour of the Lender under each of the share pledge agreements.

3.3.2.	The Borrower provided/ensured provision of resolutions acceptable to the Lender in the form and content or minutes/statements of resolutions or minutes confirming taking by the authorized bodies of guarantors/pledgors specified in clause 3.3.1. of the Additional Agreement, resolutions on approval of relevant guarantee/pledge agreements (or additional agreements thereto) provided for in subclause 3.3.1. of clause 3.3. of the Additional Agreement required for their conclusion and validity specifying all material terms and conditions of the relevant agreement, if the necessity of obtaining such resolution is provided by the laws and/or constituent/internal documents of the guarantor/pledgor respectively, in compliance with the laws and/or constituent/internal documents of the guarantor/pledgor respectively.

3.3.3.	Not later than 30 (thirty) calendar days upon signature of the Additional Agreement by authorized persons of the Parties, the Borrower ensured payment by the companies of Mechel Group of fees and provision to the Bank of documents confirming transfer of the relevant amounts):

•  in the amount of 747,709.00 (Seven hundred forty seven thousand seven hundred nine 00/100) US dollars in favour of VTB Capital Plc in accordance with the additional agreements signed between UniCredit Bank AG (as the Agent), Southern Kuzbass OAO and Yakutugol Holding Company OAO dated December 2013 to credit agreements signed between VTB Capital Plc and Southern Kuzbass OAO and VTB Capital Plc and Yakutugol Holding Company OAO dated September 6, 2010, and with Lead Bank Mandate, signed between VTB Capital Plc, ING Bank N.V., SOCIETE GENERAL and Southern Kuzbass OAO and VTB Capital Plc, ING Bank N.V., SOCIETE GENERAL and Yakutugol Holding Company OAO dated October 2013;

•  in the amount of 700,000.00 (Seven hundred thousand 00/100) EUR in favour of VTB Capital JSC in accordance with the Consultancy-Agreement, signed between VTB Capital JSC, Mechel International Holdings GmbH and Unicredit CJSC together with UniCredit Bulbank and UniCredit Austria dated 07.05.2012;

•  in the amount of 100,000.00 (One hundred thousand 00/100) US dollars in favour of VTB Capital Plc in accordance with the agreement signed between VTB Capital Plc, VTB Capital JSC and Mechel International Holdings GmbH dated 03.12.2012 and the Amended Letter between VTB Capital Plc, VTB Capital JSC and Mechel International Holdings GmbH dated April 2012.

3.3.4.	Within 30 (thirty) calendar days upon signature of the Additional Agreement the Borrower indemnified for the legal costs incurred by the Bank in connection with consideration of claims relating to the Borrower’s overdue debt under the Credit Agreement in the total amount of 600,000 (Six hundred thousand 00/100) roubles.

3.3.5.	The Borrower paid 625,000,000.00 (six hundred twenty five million 00/100) roubles as a partial repayment of the interest accrued but not paid till September 1, 2015 (inclusive) at the rate specified in clause 6.1 of the Credit Agreement in the revision valid before the Restructuring Date.

Additional agreement No. 7 to Credit Agreement No. 2640

3.3.6.	All conditions precedent of rights and obligations of the parties were complied with under Article 2 of each of the following additional agreements specified in clause 3.3. of each of the following additional agreements:

•	of Additional Agreement No.18 to credit agreement No. KC-743000/2008/00104 dated 26.11.2008 between Lender and Southern Kuzbass OAO (Credit 2);

•	of Additional Agreement No.13 to credit agreement No. KC-757000/2008/00021 dated 27.11.2008 between Lender and Yakutugol Holding Company OAO (Credit 3);

•	of Additional Agreement No.8 to credit facility agreement No.K2600/10-0709 B/ 000 dated 07.02.2011 between Lender and Southern Kuzbass OAO (Credit 4);

(except for the condition contained in these additional agreements to Credits 2, 3, 4, similar to the condition described in this clause 3.3.6. of the Additional agreement. Thus, rights and obligations of the Parties, provided for in Article 2 of this Additional Agreement and Article 2 of the additional agreements to Credits specified in this clause 2-4, shall occur simultaneously subject to signature of the certificate on rights and obligations of the parties under subclause 3.3.7. of this Additional Agreement).

3.3.7.	Certificate on rights and obligations of the parties was signed according to Annex 2 to the Additional Agreement:

•	under this Additional Agreement;

•	under Additional Agreement No. 18 to Credit 2;

•	under Additional Agreement No. 13 to Credit 3;

•	under Additional Agreement No. 8 to Credit 4.

3.4.	If conditions specified in clause 3.3. of the Additional Agreement are not complied with within the established term and if the term of compliance with them is not expressly specified in clause 3.3., within 35 (thirty Five) calendar days upon signature of the Additional Agreement by authorized persons of both Parties, the Parties agreed that rights and obligations of the Parties under Article 2 and of the Parties under agreements specified in clause 3.3.1. of this Additional Agreement, are not deemed as arisen and relations of the Parties continue to be regulated by the Credit Agreement in the revision valid as of signature of the Additional Agreement. Without prejudice to other provisions of this clause, the Parties shall be entitled to extend the specified term for conclusion of agreements specified in clause 3.3.1. of the Additional Agreement by signing by the Lender and the Borrower of the bilateral agreement specifying the modified term of concluding agreements/occurrence of respective pledges in favour of the Bank specified in clause 3.3.1. of the Additional agreement.

If rights and obligations of the Parties under Article 2 and of the Parties under agreements specified in clause 3.3.1. of this Additional Agreement, did not occur in accordance with this clause 3.4 of the Additional agreement, the Parties shall within 5 (Five) business days upon provision by the Borrower of the notification sent in accordance with clause 12.3. of the Credit Agreement as revised in 2015 sign agreements on termination of share pledge agreements and guarantee agreements concluded in accordance with subclause 3.3.1. hereof and perform other actions required in accordance with the applicable laws for release of these shares from pledge. The Borrower shall reimburse for the Lender’s expenses (including costs of involving external legal counsels) relating to compliance by the Lender with this clause of the Additional Agreement within the terms provided for in the Lender’s relevant claim.

3.5.	Except as provided for in clause 3.4. of the Additional Agreement, the Additional Agreement shall remain in force until the Parties have fully and properly performed all their obligations under this Additional agreement and the Credit Agreement as revised in 2015.

3.6.	The Parties shall sign the certificate (ensure signature of the certificate) in the form of Annex 2 to the Additional Agreement, provided that, in the Lender’s reasonable opinion, all conditions precedent of rights and obligations of the Parties were complied with that are provided for in Article 2 of this Additional Agreement and conditions precedent of rights and obligations of the Parties under Article 2 of each of the above additional agreements to Credits 2-4.

3.7.	Disputes and disagreements arising from the Additional Agreement shall be subject to review in accordance with the laws in the Arbitration Court of Moscow.

3.8.	Each page of the Additional Agreement contains the Bank’s stamp according to the following sample:

3.9.	This Additional agreement is signed in Moscow on September 09, 2015 in duplicate, each having equal legal effect, one copy for the Borrower, and one copy for the Lender.

Additional agreement No. 7 to Credit Agreement No. 2640

4. ADDRESSES AND BANK DETAILS OF THE PARTIES

Lender:	Borrower:

VTB Bank (Public Joint Stock Company)	Mechel Open Joint Stock Company

Location: 29 Bolshaya Morskaya Str., St.-Petersburg 190000	Location: 1 Krasnoarmeyskaya Str., Moscow 125993

Postal address: 37 Plyushchikha Str., Moscow 119121 Telex: 412362 BFTR SU	Postal address: 1 Krasnoarmeyskaya Str., Moscow 125993
Telephone: (495) 785-50-19 Telefax: (495) 737-65-42	Telephone: (495) 221-88-88

Corr. acc. No.30101810700000000187 in the Main Department of the Central Bank of the Russian Federation in the Central Federal District, Moscow,

Corr. acc. in USD

No. 36208997 at Citibank NA, New York

(CITY US 33)

Settl. acc. No. 40702810900160001038 at VTB Bank (PJSC)
Settl. account in foreign currency No. 40702840200160001038 at VTB Bank (PJSC) TIN 7703370008

or No. 890-0055-006 at Bank of New York Mellon, New York (IRVT US 3N),

Corr/acc. in EURO No. 0102758018 at VTB Bank (Deutschland) AG,

Frankfurt am Main (OWHB DE FF)

BIC 044525187

TIN 7702070139

OGRN1027739609391

OGRN1037703012896

Annex No. 1 - Credit Agreement in the revision entered into force on the Restructuring Date,

Annex No. 2 - Certificate confirming rights and obligations of the Parties.

SIGNATURES OF THE PARTIES:

On behalf of the Lender	On behalf of the Borrower

signed	signed
L.S.	L.S.
/round seal: VTB Bank (Public Joint Stock Company)* VTB Bank (PJSC)*Saint-Petersburg/	/round seal: OPEN JOINT STOCK COMPANY*1 Krasnoarmeyskaya Str., Moscow, Russian Federation*MECHEL/

Additional agreement No. 7 to Credit Agreement No. 2640

Annex No. 1

to Additional Agreement No. 7

dated September 09, 2015

to Credit Agreement No. 2640

dated December 27, 2010

CREDIT AGREEMENT No. 2640 dated December 27, 2010

as revised in 2015, (hereinafter referred to as - “Agreement”)

1.TERMS AND DEFINITIONS

1.1. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

VTB Group - VTB Bank (PJSC), hereinafter - the Lender, and its subsidiaries included in the consolidated financial statements of the Lender in accordance with the IFRS;

Mechel Group shall mean Mechel OAO and the companies included in consolidated financial statements of Mechel OAO according to US GAAP or IFRS if the direct consolidation method is used;

“Restructuring Date” - shall mean the date of creation of Parties’ rights and obligations under Article 2 hereof determined in accordance with clause 3.3. of the Additional agreement;

“Additional agreement” - shall mean additional agreement No. 7 dated September 9, 2015 to Credit Agreement No. 2640 dated December 27, 2010. on terms and conditions of Credit Agreement No. 2640 dated December 27, 2010. in new revision;

Laws shall mean laws and any other regulations being currently in force in the territory of the Russian Federation, including any regulations of the competent and authorized governmental agencies and bodies, regulations of the Central Bank of the Russian Federation, international agreements being currently in force in the territory of the Russian Federation;

“Key rate of the Central Bank of the Russian Federation” - shall mean the Key rate of the Central Bank of the Russian Federation determined on the basis of information specified on the official website of the Central Bank of the Russian Federation (on the website http://cbr.ru or other official website of the Central Bank of the Russian Federation in case of its modification) on a daily basis. If the Key rate of the Central Bank of the Russian Federation is discontinued and/or no longer used by the Central Bank of the Russian Federation to determine price terms of financing credit institutions of the Russian Federation, interest on Credits is calculated based on similar rate set by the Central Bank of the Russian Federation for pricing of refinancing operations through repo transactions and/or secured by non-market assets, whichever rate is higher;

“Credit/Credits” - funds provided by the Lender to the Borrower under the terms and conditions of this Agreement;

Credit 1 - Credit Agreement No.3732, signed between Lender and Chelyabinsk Metallurgical Plant PAO on September 9, 2015;

Credit 2 - Credit Agreement No. KC-743000/2008/00104 dated 26.11.2008 between the Lender and Southern Kuzbass OAO;

Credit 3 - Credit Agreement No. KC-757000/2008/00021 dated 27.11.2008 between the Lender and Yakutugol Holding Company OAO;

Credit 4 - Credit Facility Agreement No.K2600/10-0709 B/ 000 dated 07.02.2011 between the Lender and Southern Kuzbass OAO;

“Credit Agreement in the revision valid before the Restructuring Date” - credit agreement No. 2640 dated December 27, 2010, signed between the Lender and the Borrower in the revision valid before the Restructuring Date;

PXF Lenders - shall mean lenders under the credit agreement concluded between Southern Kuzbass OAO and syndicate of banks on September 06, 2010 (with subsequent amendments and supplements) and under the credit agreement concluded between Yakutugol Holding Company OAO and syndicate of banks on September 06, 2010 (with subsequent amendments);

Additional agreement No. 7 to Credit Agreement No. 2640

“IFRS (International Financial Reporting Standards)” - shall mean the package of documents (standards and interpretations) regulating rules for executing financial statements established by the International Accounting Standards Board (IASB);

“Parties Liable” shall mean, collectively, the Borrower and the Guarantors;

“Party Liable without liability limitation” - shall mean the Borrower and Guarantor 5, 6, 10, 11 and 12, as well as:

Guarantor 1, if it concluded guarantee agreements with the Lender without limitation of liability of the guarantor under the Agreement and all Credits 1 and 3.

Guarantor 2, if it concluded guarantee agreements with the Lender without limitation of liability of the guarantor under the Agreement and all Credits 2-4.

Guarantor 3, if it concluded guarantee agreements with the Lender without limitation of liability of the guarantor under the Agreement and all Credits 1-4.

Guarantor 4, if it concluded guarantee agreements with the Lender without limitation of liability of the guarantor under the Agreement and all Credits 1-4.

Guarantor 13, if it concluded guarantee agreements with the Lender without limitation of liability of the guarantor under the Agreement and all Credits 1-4;

“Party Liable with limited liability” - shall mean Parties Liable (except for Guarantors 7-9) that are not the Party Liable without liability limitation;

“Total Debt” - shall mean the economic indicator equal to the amount of short-term and long-term borrowings, including the amount of capitalized interest in the principal debt of such borrowings, financial (capital) lease, derivative transactions concluded to protect against changes in prices / interest rates (the value of the current liabilities is used for calculation in accordance with the financial statements), securities and guarantees (except for guarantee agreements and guarantees concluded by companies of Mechel Group to ensure performance of obligations of other members of Mechel Group to third parties not included in Mechel Group and without double accounting), any other transactions (including but not limited to supply prepayment / advance transactions), that have commercial effect of borrowing and calculated on the basis of data of the relevant consolidated financial statements according to US GAAP or IFRS, except for total debt of Elgaugol OOO OGRN 1131434000961 (hereinafter referred to as Elgaugol OOO), if it is provided on conditions excluding the possibility of:

•	any obligations to any creditor of Elgaugol OOO of companies of Mechel Group;

•	any rights (claims) of any creditor of Elgaugol OOO to companies of Mechel Group; and

•	encumbrance for obligations of Elgaugol OOO except for pledge of 49% shares in the authorized capital of Elgaugol OOO provided by Yakutugol Holding Company OAO, as well as pledge of 100% of assets of Elgaugol OOO;

“Normal business operations” - shall mean any transactions and operations concluded/performed in the current activities of the company included in Mechel Group based on market value of the subject of the transaction and with the use of normal commercial terms (including similar ones in terms of the amount of assets and turnover), but that do not belong to (are not deals for) raising and granting financing/loans, are not related to investment and capital investment and/or sale of investment and capital investment, do not contradict the laws and do not obviously lead to significant deterioration of financial condition of the company included in Mechel Group;

“Principal Debt” - shall mean provided and not paid amount of Credit/Credits at any date of the Agreement, including the one not paid within the term specified in the Agreement:

Guarantors - shall jointly mean Guarantors 1-13;

Guarantor 1 - Southern Kuzbass Coal Company Open Joint Stock Company, OGRN 1024201388661.

Guarantor 2 - Chelyabinsk Metallurgical Plant Public Joint Stock Company, OGRN 1027402812777.

Guarantor 3 - Korshynov Mining Plant Open Joint Stock Company, OGRN 1023802658714.

Additional agreement No. 7 to Credit Agreement No. 2640

Guarantor 4 - Urals Stampings Plant Open Joint Stock Company, OGRN 1027401141240.

Guarantor 5 - Open Joint Stock Holding Company Yakutugol, OGRN 1021401009057.

Guarantor 6 - Mechel Mining Open Joint Stock Company, OGRN 1085406013846.

Guarantor 7 - Mechel Trading AG, CHE-112.691.210.

Guarantor 8 - Mechel Carbon (Singapore) Pte Ltd., registration number 201200426Z.

Guarantor 9 - Mechel Carbon AG, registration number CHE-114.168.474.

Guarantor 10 - Bratsk Ferroalloy Plant Limited Liability Company, OGRN 1033800845760;

Guarantor 11 - Mechel Trans Limited Liability Company, OGRN 1027739053374;

Guarantor 12 - Mechel Service Limited Liability Company, OGRN 1057746840524;

Guarantor 13 - Trader included in Mechel Group and/or affiliated with Mechel OAO, with a share in revenue and/or EBITDA of Mechel Group in accordance with IFRS or US GAAP of more than 2.5% and/or any other entity of Mechel Group with a share in revenue and/or EBITDA and/or fixed assets of Mechel Group in accordance with IFRS or US GAAP of more than 10%. In addition, the rate of revenue and EBITDA shall be calculated for last 12 (Twelve) months based on the relevant consolidated financial statements of Mechel Group in accordance with US GAAP or IFRS. Guarantor 13 is not companies Kuzbassenergosbyt OAO and Mechel Energo OOO until conditions are complied with that are described in subclause 21) of clause 5.1. of the Agreement.

“Interest income” shall mean an economic indicator calculated for the last 12 months based on the respective consolidated financial statements of Mechel Group according to US GAAP or IFRS, equal to the aggregate amount of the interest received and accrued (but without double accounting) within the period specified in this definition, in respect of cash and cash equivalents, as defined in the financial statement of Mechel Group according to US GAAP or IFRS, net of the interest income of Elgaugol OOO provided that the total debt of Elgaugol OOO for the respective period is excluded from the Total Debt.

“Overdue debt” shall mean any monetary obligation not performed by the Borrower within the time provided for by the Agreement, including in case of occurrence of the circumstances stated in clause 8.4. of the Agreement;

“Business Day” shall mean any business day subject to the Laws on which credit institutions of the Russian Federation are open for banking transactions.

“Settlement account” shall mean the Borrower’s Settlement Account held in the currency of the Russian Federation No. 40702810900160001038, opened by it in the Bank, as well as any other settlement accounts that have been or will be opened by the Borrower in the Bank.

“Settlement Account in foreign currency” shall mean the Borrower’s Settlement account held in US dollars No. 40702840200160001038, opened by it in the Bank, as well as any other Settlement Accounts held in any freely convertible currency, that have been or will be opened by the Borrower in the Bank.

“Interest expense” - shall mean the economic indicator calculated for the last 12 (twelve) months based on the relevant consolidated financial statements of Mechel Group in accordance with US GAAP or IFRS equal to the aggregate amount of interest and any other fees accrued, paid and capitalized to the principal debt and/or cost of fixed assets (but without double accounting) during the period specified in this determination in respect of the Total debt, as determined in financial statements of Mechel Group in accordance with US GAAP or IFRS, except for expenses for Elgaugol OOO interest payment if for the relevant period the total debt of Elgaugol OOO was excluded from the Total debt.

“Certificate of conformity” - shall mean the certificate executed in the form described in Annex 2 to the Agreement that is an integral part of the Agreement.

“Debt amount” - shall mean total indebtedness under the Agreement and Credits 1-4 as of the Restructuring Date.

Additional agreement No. 7 to Credit Agreement No. 2640

“Trader” - shall mean the entity included in Mechel Group and/or affiliated with Mechel OAO and that sells products of Mechel Group to third parties not included in Mechel Group and not manufacturing such products.

“Financial Indebtedness” - shall mean any indebtedness of the Borrower or companies of Mechel Group (without double accounting) resulting from:

a.	receipt of monetary funds in the form of a loan, credit, overdraft or project financing;

b.	capitalization of interests and other payments;

c.	receipt of an trade credit, commercial credit for more than one hundred and eighty (180) calendar days, issue of a letter of credit and granting of bank guarantees by order of the Borrower and/or company of Mechel Group;

d.	issue of bonds, notes, bills of exchange and any other debt instruments;

e.	conclusion of financial leasing agreements and rental contracts with repurchase obligation upon expiration of the contract;

f.	sale or discounting of accounts receivable (except any accounts receivable disposed of without the right of regress);

g.	conclusion of factoring agreements with the right of regress;

h.	conclusion of transactions with derivative financial instruments in order to secure or get a benefit from any fluctuations in currency, interest rates or prices, herewith amount of transaction with such derivative financial instruments will be calculated based on market indications at each moment of time;

i.	conclusion of repo transactions or any other transactions which are borrowings in the economic sense (or in accordance with accounting rules);

j.	assumption of obligations for reimbursement of damages or expenses on financial commitments incurred by third persons;

k.	amounts received when issuing redeemable shares;

l.	assumption of obligations for surety or guarantee concerning performance of some obligations by third parties or for reimbursement of payment amounts to the guarantor on bank guarantee; such sureties are accounted on the actual debt of the secured obligation, herewith the sureties and guarantees of several companies of the Group on the same obligation shall not be summarized; and

m.	other transactions (including but not limited to supply prepayment / advance transactions for more than 6 months) that have commercial effect of borrowings and financial instruments not specified in other subclauses of this determination categorized as debt in accordance with IFRS/US GAAP.

“Net Debt” shall mean an economic indicator equal to the Total Debt less of cash and cash equivalents (free from any encumbrances in favour of third parties) and calculated based on the respective consolidated financial statements according to US GAAP or IFRS, excluding the net debt of Elgaugol OOO, provided that the total debt of Elgaugol OOO for the respective period is excluded from the Total Debt.

“Net Interest Payment” shall mean an economic indicator calculated for the last 12 (twelve) months based on the consolidated financial statements of Mechel Group according to US GAAP or IFRS and equal to the Interest Expenses for such period less the Interest Income for such period, excluding the net interest payments of Elgaugol OOO, provided that the total debt of Elgaugol OOO for the respective period is excluded from the Total Debt.

EBITDA - shall mean the economic indicator equal to consolidated net income of Mechel Group in accordance with US GAAP or IFRS before accounting:

a.	any charges or payments in respect to the corporate income tax;

b.	any interest, fees, rebates, discounts and other financial costs (accrued and received) in respect of Financial indebtedness;

c.	any interest, fees, rebates, discounts and other financial costs (accrued and received) in respect of cash and cash equivalents;

d.	any items considered to be exceptional or extraordinary, including:

•	expenses or income related to foreign exchange differences;

•	results of revaluation, impairment or writing-off of long-term assets or any income or expenses relating to retirement of long-term assets of any company included in Mechel Group;

•	deliverables of re-evaluating contingent liabilities of any company included in Mechel Group;

•	any income and expenses arising from discontinued operations;

•	any fines, penalties, forfeits and their remission (including tax audits);

•	any income and expenses arising from alienation of part or the whole share of any of the companies included in Mechel Group;

Additional agreement No. 7 to Credit Agreement No. 2640

e.	amounts of amortization or depreciation of intangible assets, including goodwill and amounts of amortization or depreciation of tangible assets;

f.	amounts of the paid and/or accrued dividends by any company of Mechel Group;

g.	any amounts related to the minority interests;

h.	any writing-offs or reserves /writing-offs for debt of related parties or third parties as it appears from the consolidated financial statements of the Borrower and adjusted by means of:

•	inclusion of net income before taking into account the data from clauses (a)—(h) above (calculated based on the same principle as EBITDA), related to any acquisition made in the reporting period before the acquisition;

•	exclusion of net profit before accounting data from clauses (a)-(h) listed above (calculated on the same principle as EBITDA) in connection with any alienation occurred during the reporting period before alienation;

•	exclusion of net profit before accounting data from clauses (a)-(h) listed above (calculated on the same principle as EBITDA) related to Elgaugol OOO if for the corresponding period the total debt of Elgaugol OOO was excluded from the Total debt.

US GAAP - shall mean accounting principles generally accepted in the United States of America, set forth in the opinions and pronouncements of the Financial Accounting Standards Board (FASB) (with possible subsequent amendments), and in the opinions and pronouncements of the American Institute of Certified Public Accountants (AICPA).

Terms and definitions used in the Agreement have the same meanings as in the Additional Agreement unless otherwise expressly provided by the context of the Agreement.

2. SUBJECT OF THE AGREEMENT

2.1.	The Lender provided to the Borrower Credits for the amount of 44,770,317,385.48 (forty four billion seven hundred seventy million three hundred seventeen thousand three hundred eighty five48/100) roubles (hereinafter referred to as—the Credits) and the Borrower shall repay the specified amount, pay the interest accrued on it and fulfill other obligations hereunder.

3. CREDIT TERMS

3.1.	Amount of Credits: 44,770,317,385.48 (forty four billion seven hundred seventy million three hundred seventeen thousand three hundred eighty five 48/100) roubles (“Debt” or “Primary loan debt” or “Principal Debt”).

3.2.	Interest on Credits before January 6, 2018 (inclusive): Key rate of the CB of the RF increased by 2.35 (two point thirty five) percent per annum.

Interest on Credits from January 7, 2018 (inclusive): Key rate of the CB of the RF increased by 2.99 (two point ninety-nine) percent per annum.

Key rate of the CB of the RF is revised on a daily basis. In case of changing the Key rate of the CB of the RF the interest rate on the Credit changes accordingly to the amount of change of the Key rate of the CB of the RF on the date of entry into force of the amended value of the Key rate of the CB of the RF.

3.3.	Interest is accrued on the amount of Debt upon signature of the Additional Agreement by authorized persons of the Parties and till the date of actual final repayment (return) of Credit/Credits.

3.4.	The Borrower shall pay interest in accordance with the following procedure:

3.4.1.	The first payment of interest accrued on the Debt upon signature of the Additional Agreement shall be made on October 6, 2015, then on the 6 (sixth) days of each month following the month of the first payment of interest and on the date of final repayment of the Credit specified in subclause 3.7.2 of clause 3.7 of the Agreement.

3.4.2.	In case of Overdue debt in the Principal debt, the final interest payment shall be made on the date of final actual repayment (reimbursement) of the Credit.

Additional agreement No. 7 to Credit Agreement No. 2640

3.5.	The amount of interest payable by the Borrower under the Agreement, shall be calculated using simple interest formula, cumulatively for the actual quantity of days of Credit/Credits use, with the year being equal to 365 or 366 days, according to the actual quantity of calendar days per year.

3.6.	The Borrower shall pay interest at the rate specified in clause 6.1 of the Credit Agreement in the revision valid before the Restructuring Date:

3.6.1.	accrued but not paid before September 1, 2015 (inclusive) minus the amount of interest specified in clause 3.6.2. of the Agreement and the amount of interest specified in clause 3.3.5. of the Additional Agreement in equal parts on the 6 and 21 days of each month till December 21, 2015 (inclusive), starting from October 06, 2015.

3.6.2.	accrued but not paid before September 1, 2015 (inclusive) in the amount of 1,837,534,595.93 (one billion eight hundred thirty seven million five hundred thirty four thousand five hundred ninety five 93/100) roubles, in equal parts at the interest payment dates in accordance with subclause 3.4.1. of the Agreement starting from October 6, 2015 till January 6, 2018 (inclusive);

3.6.3.	accrued from September 2, 2015 till the date of signature of the Additional Agreement - October 6, 2015.

In addition, payments specified in this clause will be considered full and proper performance by the Borrower of obligations for payment of interest for using the Credit/Credits accrued before the date of signing this Additional Agreement.

3.7.	Repayment of credits:

3.7.1.	The Borrower shall make repayment (return) of Credits in equal monthly parts on the interest payment dates specified in clause 3.4.1. of the Agreement starting from April 6, 2017 (date of the first payment in repayment of the Principal Debt).

3.7.2.	Final repayment of Credits in full shall be made by the Borrower on April 6, 2020 (inclusive).

3.7.3.	In case, in accordance with the procedure and in the amount as provided for in subclause 20) of clause 5.1. of the Agreement, the Borrower shall early repay (return) Credits.

3.8.	The Borrower shall be entitled to fully or partially early repay the Credits (part of the Credit) with simultaneous compliance with the following conditions:

•	The Borrower notified the Lender in writing on such repayment no later than seven (7) business days before the expected early repayment (return) of Credits (part of the Credit);

•	Repayment was made on the day on which in accordance with the terms and conditions of the Agreement interest shall be paid that is specified in clause 3.4.1. of the Agreement;

•	After this repayment, the outstanding amount of Principal debt under the Agreement will not be less than 5,000,000,000 (five billion) roubles.

•	The payment order specifies the purpose of payment in accordance with the order specified in subclause 3.8.1. below.

In this case, the Lender shall be entitled to accept early repayment, in spite of the conditions in clause 3.8. of the Agreement, in accordance with the order provided for in subclause 3.8.1. in compliance with the laws.

3.8.1.	Any early payment made by the Borrower in accordance with clause 3.8 hereof will be sent:

a. first of all, to repay the interest amount payable in accordance with the repayment schedule specified in clause 3.6.1. of the Agreement, but in reverse chronological order;

b. second, for repayment of the interest amount payable in accordance with the repayment schedule specified in clause 3.6.2 of the Agreement, but in reverse chronological order;

c. third, for repayment of the penalty amount payable in accordance with the repayment schedule specified in clause 3.10.2 of the Agreement, but in reverse chronological order;

d. fourth, for repayment of the Principal debt amount in accordance with the repayment schedule specified in clause 3.7 of the Agreement, but in reverse chronological order;

e. fifth, for proportional repayment of all other payments payable hereunder.

Additional agreement No. 7 to Credit Agreement No. 2640

3.9.	In case of non-compliance/improper compliance with the obligation specified in subclause 17) of clause 5.1. of the Agreement, the Lender shall be entitled to unilaterally increase the current interest rate on Credits by 1 (one) percent per annum.

Interest rate modified in accordance with this clause of the Agreement becomes effective from the start date of the interest period following the interest period in which obligation violation was identified and till the start date of the interest period following the interest period in which the obligation under subclause 17) of clause 5.1. of the Agreement was duly performed (inclusive).

The interest rate shall be deemed to be changed without signing an additional agreement. In addition, the Lender shall send a written notification (prepared in any form) to the Borrower concerning increase in the interest rate by courier or registered mail, with a list of enclosures and acknowledgment of receipt.

Copy of the notification shall be sent within 5 (five) business days upon sending the written notification to e-mail corpfin@mechel.com. In addition, the Borrower assumes full responsibility if as a result of sending the notification/e-mail confidential information is disclosed or such information is received by a person not authorized to access it, and the Borrower shall not be entitled to file to the Bank any claims in such cases.

Unilateral increase by the Bank of the interest rate in accordance with this clause 3.9 of the Agreement shall not deprive the Bank of the right subsequently to unilaterally require performance by the Borrower of obligations under the Agreement early in accordance with clause 8.4 of the Agreement.

3.10.	The Borrower shall pay to the Lender:

3.10.1	within 10 (ten) calendar days from the Restructuring Date 104,534,595.93 (one hundred four million five hundred thirty four thousand five hundred ninety five 93/100) roubles according to decision of the Arbitration Court of Moscow on case A40-155575/14 as repayment of debt for forfeit/fines (penalties) under the Credit Agreement in the revision valid before the Restructuring Date);

and

3.10.2.	every three months in equal payments starting from October 6, 2015 on the dates of interest payment specified in clause 3.4.1. of the Agreement, within 36 (thirty six) months from the Restructuring Date in the amount of 895,465,404.07 (eight hundred ninety five million four hundred sixty five thousand four hundred four07/100) roubles as repayment of debt for forfeit/fines (penalties) under the Credit Agreement in the revision valid before the Restructuring Date.

In case of payment by the Borrower of specified amounts to the Lender in full in accordance with terms and conditions of this clause 3.10 of the Agreement, indebtedness of the Borrower on penalties/fines under the Credit Agreement in the wording valid before the Restructuring Date will be considered to be fully repaid. For the avoidance of doubt the Parties acknowledge that the above condition does not imply acceptance of penalties by the Borrower or debt remission by the Lender.

4. PAYMENT PROCEDURE UNDER THE AGREEMENT

4.1.	Unless otherwise expressly provided by this Agreement, any and all settlements under this Agreement shall be made in the Credit Currency, in non-cash form, by the Borrower, pursuant to the rules, forms and standards established by the Central Bank of the Russian Federation.

4.2.	Repayment of Credits, payment of the interest accrued and other amounts payable to the Lender under this Agreement, shall be made by debiting from the Settlement Account and/or Foreign Currency Settlement Account, by the Lender, subject to the right granted to the Lender to debit according to the terms and conditions of the beforehand given acceptance pursuant to clause 8.1. of the Agreement.

4.3.	If the funds on the Borrower’s accounts in the Bank are insufficient or not available to satisfy the claims, including the Lender’s claims, or if it is impossible to debit from the Borrower’s accounts in the Bank for any other reason, the Borrower shall perform its monetary obligations under this Agreement by transferring funds from its accounts opened in other banking institutions, converting funds into the Credit Currency if required, to the bank’s correspondent account specified in Article 13 of this Agreement, against payment orders.

Additional agreement No. 7 to Credit Agreement No. 2640

4.4.	Any payments to repay the Principal Debt / to pay interest/ fees/ forfeits (fines/penalties) under this Agreement, if the funds on the Settlement Account and the Foreign Currency Settlement Account are insufficient or not available, or if it is impossible to debit from the Borrower’s accounts in the Bank for any other reason, shall be made by the Borrower for the benefit of the Lender with obligatory reference to the following details in the payment orders: “Ref. 422180 Credit Agreement No. 2640, the Principal Debt repayment / interest payment/ fees/ forfeits (fines/penalties), repayment term (date) and complying with the priority of satisfying monetary claims under this Agreement.

4.5.	the Lender’s monetary claims under this Agreement shall be satisfied in the following priority (including whether the Borrower specified the payment purpose in its payment order or not):

i.	Past-due interest on the Credit/Credits;

ii.	Primary loan overdue debt;

iii.	Documented costs of the Lender under the Agreement;

iv.	Interest on Credit/Credits;

v.	Principal Debt;

vi.	Overdue fees;

vii.	Credit/Credits fees;

viii.	The forfeit accrued on the overdue interest on the Credit/Credits;

ix.	The forfeit accrued on the overdue Credit fees;

x.	The forfeit accrued on the overdue Principal debt;

xi.	the forfeit accrued for failure to perform or improper performance of obligations specified in subclauses 3) and 5) of clause 5.1. of the Agreement.

4.6.	The Date (Day) of performance of the Borrower’s monetary obligations under this Agreement, shall be deemed, depending on the method of performance of the Borrower’s monetary obligations under this Agreement, the date (day) of writing off the funds from the Borrower’s account in the Bank, or the date (day) of their entry to the bank’s correspondent account specified in Article 13 of this Agreement, when transferring funds from the Borrower’s accounts opened in other banking institutions.

4.7.	If the last day of the term of the Party’s obligations performance under this Agreement falls on the day other than Business day, the day of such obligation termination shall be the next Business day, with the relevant recalculation of payments payable to the Lender.

4.8.	The Lender shall, upon the Borrower’s written request, render the account statements related to recording of the Credits granted. The account statements shall be rendered to the persons stated in the Borrower’s banking sample signatures (of the authorized persons) and seal card, or to the persons authorized to receive the account statements on the specified account (accounts), on the basis of the relevant Power-of-Attorney.

5. THE BORROWER’S OBLIGATIONS

5.1.	The Borrower shall:

1)	repay the Credits in full within the terms set forth in the Agreement, including early repayment should the Lender send the relevant written notification in case of circumstances set forth in clause 8.4. of the Agreement within the terms specified in clause 8.5. of the Agreement;

2)	pay to the Lender the interests, fees and forfeits under the Agreement, the Lender’s expenses confirmed with documents which the Lender bears due to the Agreement performance, including if the circumstances specified by cl. 8.4. of the Agreement arise, on time and in full;

3)	in case of amendments in constituent documents of Parties Liable, provide (ensure provision) to the Lender of notarized copies confirming amended documents within 30 (thirty) calendar days upon state registration of amendments (and in respect of documents of Parties Liable that are foreign persons, the specified documents shall be provided to the Lender with apostille and notarized translation into Russian - within 50 (fifty) calendar days upon state registration of amendments);

4)	timely provide to the Lender accounting and other reporting terms for provision and content of which are specified in clauses 5.3. - 5.6. of the Agreement;

Additional agreement No. 7 to Credit Agreement No. 2640

5)	provide/ensure provision to the Lender of the letter signed by the Borrower’s/Guarantors 1-6, 10-12 authorized person confirming unavailability/availability of deficiency and debt in penalties, fines to the federal budget, budgets of constituent entities of the Russian Federation, local budgets and state non-budgetary funds as of April 01, July 01 and October 01 of the current year and January 01 of the next year (specifying the amount and type of debt, if any). The specified letters shall be provided to the Lender no later than the term of provision to the Lender of quarterly and annual financial statements in accordance with clauses 5.3., 5.5 of this Agreement. When providing annual financial statements, additionally the above information shall be provided as of the 01st day of the month in which the Bank was provided with annual financial statements;

6)	immediately inform the Lender in writing on any material fact (event, action) in respect of any Party Liable that in the Borrower’s opinion may significantly impair their financial condition or material position, significantly adversely affect their solvency and on the measures taken by it to eliminate consequences of such events (actions);

7)	ensure conclusion of new guarantee agreements or additional agreements to effective guarantee agreements (according to the form agreed by the Parties) with Southern Kuzbass OAO, that specify the scope of liability of Southern Kuzbass OAO under the Agreement and Credits 1 and 3 in the full amount of obligations of the relevant borrower, as well as provision of properly taken and executed resolution of the authorized body of Southern Kuzbass OAO on approval of the above transactions within no more than 70 (seventy) calendar days upon signature of the Additional Agreement;

8)	not to disclose the contents of the Agreement and any information related to its performance to any third parties without the Lender’s preliminary written consent, except as otherwise expressly provided for in the Law or any other applicable laws (the Borrower’s obligation to protect confidential information imposed on the Borrower hereby shall not apply to any publicly available information and any information that may become known to any third party through no fault of its own), and to the extent such disclosure is to be made to affiliates, auditors, the Borrower’s advisors, financial institutions and rating agencies within the scope of their performing their professional duties to the Borrower; provided that in case of such disclosure, the obligations with regard to confidentiality specified by this clause of the Agreement must apply to the parties for the benefit of which such information has been disclosed, including signing a relevant non-disclosure agreement with the Borrower, save for the exchanges where the Borrower’s shares are traded (including NYSE, Moscow Exchange);

9)	if the Lender filed a claim to the Party Liable and until the moment when all amounts payable by such Party Liable under all agreements concluded with the Lender are not paid under the claim specified by the Lender in full or until the moment when the Lender does not provide other written instructions, the Borrower shall not take the following actions:

•	Receive (require receipt) from such Party Liable any payments and/or any repayment (including ahead of schedule) a) under and/or in connection with the Agreement and/or Credits 1-4 and/or b) and/or in connection with other agreements concluded in accordance with the specified agreements, and/or c) under the law (including recourse), as well as file any claims or exercise any rights with respect to or for the account of any guarantee of obligations of such Party Liable to the Borrower);

•	assign, amend, conclude agreements on novation in respect of claims to any such Party Liable;

•	Claim any payment or repayment from such Party Liable on any liabilities of such Party Liable under all contracts concluded by such Party Liable with the Lender and/or its affiliates;

•	Initiate judicial or other proceedings to compel such Party Liable to make the payment or perform any financial obligation, including repayment, payment of interest and penalties or damages that such Party Liable shall make;

•	Convert the debt of such Party Liable into shares/securities/other interests in the authorized capital of such Party Liable;

•	Take any other actions that may result in preferential satisfaction by such Party Liable of obligations to the Borrower against obligations of such Party Liable to the Lender;

Additional agreement No. 7 to Credit Agreement No. 2640

•	Offset rights of claim with respect to such Party Liable a) under and/or in connection with the Agreement and/or Credits 1-4 and/or b) under and/or in connection with other agreements concluded in accordance with the specified agreements, and/or c) under the law (including recourse); and (or)

•	File claims as a competing lender of the Party Liable while the Lender files claims under the Agreement and/or Credits 1-4 and/or other agreements concluded in accordance with the specified agreements.

This clause shall not apply to transactions within the Normal business operations.

If the Borrower receives any payments or distributed monetary funds within specified rights from the Party Liable (when the Lender filed a claim to the Party Liable), the Borrower shall transfer/ensure transfer of monetary funds to repay relevant obligations to the Lender.

10)	comply with (ensure compliance by any company of Mechel Group) with the following financial indicators calculated on the basis of the audited consolidated annual financial statement of Mechel Group according to US GAAP or IFRS and reviewed by the auditors semi-annual consolidated financial statements of Mechel Group according to US GAAP or IFRS for the first half-year:

Net debt/ EBITDA:

•	till December 31, 2015 no more than 9.75x;

•	till December 31, 2016 no more than 9.00x;

•	till December 31, 2017 no more than 8.00x;

•	till December 31, 2018 no more than 7.00x;

•	till December 31, 2019 no more than 6.00x;

•	till December 31, 2020 and then no more than 5.00x;

EBITDA/ Net interest payments:

•	till December 31, 2015 at least 1.15x;

•	till December 31, 2016 at least 1.25x;

•	till December 31, 2017 at least 1.50x;

•	till December 31, 2018 at least 1.75x;

•	till December 31, 2019 at least 2.00x;

•	till December 31, 2020 and then at least 2.25x.

In addition, EBITDA and Net amount of interest payments shall be calculated for last 12 (Twelve) months based on the relevant consolidated financial statements of Mechel Group in accordance with US GAAP or IFRS.

Financial covenants are tested every six months;

11)	Within the periods specified in sub-clause 12) of clause 5.1. of the Agreement, inform the Lender of the financial performance as specified in subclause 10) of clause 5.1. of the Agreement by providing a Compliance Certificate to the Bank.

In addition, the Certificate of Conformity provided on the date of submission of the annual audited consolidated financial statements of Mechel Group in accordance with US GAAP or IFRS and semi-annual consolidated financial statements of Mechel Group in accordance with US GAAP or IFRS shall be certified by the authorized person of the Borrower’s auditor (or the person who provides the Financial consultant’s report). The Certificate of Conformity shall include values corresponding to financial indicators on each date of testing;

12)	provide to the Lender:

•	annual consolidated audited financial statements of Mechel Group according to US GAAP or IFRS within 180 (One hundred eighty) calendar days upon reporting period completion (statements shall include breakdown by divisions of Mechel Group);

•	provision of semi-annual consolidated unaudited reviewed financial statements of Mechel Group according to US GAAP or IFRS within 135 (One hundred thirty five) calendar days upon reporting period completion (statements shall include breakdown by divisions of Mechel Group);

Additional agreement No. 7 to Credit Agreement No. 2640

13)	provide (ensure provision) to the Lender of information about legal actions for the amount exceeding 500,000,000.00 (Five hundred million 00/100) roubles (or equivalent in any other currency at the rate of the Bank of Russia on the date of filing the claim for the relevant proceedings) the defendant in which is any of the companies of Mechel Group, within 10 (Ten) Business days upon acceptance to consideration of the relevant claim in court;

14)	monthly, no later than the end of the month following the reporting one, provide (ensure provision) to the Lender a statement of loans and borrowings of companies of Mechel Group as of 1 (the First) day of the reporting month, the first reporting month is September 2015;

15)	upon the Lender’s request within 10 (Ten) business days upon request provide information (ensure provision), which in the Lender’s reasoned opinion is essential to assess the financial standing of the Borrower and Guarantors;

16)	The Borrower shall receive (ensure receipt) preliminary written consent of the Lender under the Agreement for the following types of activities/transactions performed/concluded by members of Mechel Group and/or Parties Liable:

(a) acquisition of assets and/or shares in the authorized capital of legal entities (except for transactions during Normal business operations), by Parties Liable for the amount exceeding 200,000,000.00 (Two hundred million 00/100) roubles in the aggregate for each 12 (Twelve) months within the Agreement validity term;

(b) acquisition of assets and/or shares in the authorized capital of legal entities (except for transactions during Normal business operations and transactions between companies of Mechel Group, except for transactions with participation of Parties Liable), by companies of Mechel Group (except for Parties Liable) for the amount exceeding 100,000,000.00 (One hundred million 00/100) roubles in the aggregate for each 12 (Twelve) months within the Agreement validity term;

(c) raising of credits, loans and other Financial debts (including prepayments and other instruments with economic substance of borrowings), except for credits and loans at the same time meeting the following conditions:

i.	purpose - refinancing of current obligations to third parties not included in Mechel Group;

ii.	main conditions:

1.	repayment term - not earlier than April 20, 2017;

2.	interest rate (including fees) - not higher than the interest rate specified in clause 3.2. of the Agreement for credits in roubles and no more than 8% per annum for credits in USD or Euro;

3.	guarantee - no more than the one applicable within refinanced obligation;

(d) provision/raising of credits and other Financial debts (including advance payments (in terms of advance payment received by members of Mechel Group and/or Parties Liable this subclause limits only received advance payment for a term of more than 180 calendar days) and other instruments with economic substance (financing/borrowings), except for:

I.	unsecured loans provided by any company of Mechel Group that is not the Party Liable in favour of:

1.	any company of Mechel Group that is not the Party Liable; or

2.	Parties Liable, except for Guarantors 7-9, for the aggregate amount of no more than 5,000,000,000.00 (five billion 00/100) roubles for calendar year, reduced by the amount of dividends issued in the relevant calendar year in favour of Mechel OAO in accordance with paragraph III. of sub-clause iv. of clause 16) (m) of Art. 5.1. of the Agreement;

II.	unsecured loans provided by the Party Liable, except for Guarantors 7-9, in favour of:

1.	companies of Mechel Group that are not Parties Liable, for the aggregate amount of no more than 5,000,000,000.00 (five billion 00/100) roubles for calendar year, reduced by the amount of

Additional agreement No. 7 to Credit Agreement No. 2640

repayments in the relevant calendar year by Parties Liable, except for Guarantors 7-9, of indebtedness on loans received before the Restructuring Date from any company of Mechel Group that is not the Party Liable; or

2.	any Party Liable without liability limitation, except for Mechel OAO; or

3.	Mechel OAO for the total amount of no more than (reduced by the amount of debts on loans provided in the relevant calendar year by any company of Mechel Group that is not the Party Liable to Mechel OAO in accordance with subclause 2. of clause I (d) 16) of Art. 5.1. of the Agreement and by the amount of dividends issued in the relevant calendar year in favour of Mechel OAO in accordance with paragraph III. of sub-clause iv of clause 16) (m) of Art. 5.1. of the Agreement):

•	7,000,000,000.00 (seven billion 00/100) roubles for 2015;

•	11,000,000,000.00 (eleven billion 00/100) roubles for 2016; and

•	5,000,000,000.00 (five billion 00/100) roubles for 2017 and each subsequent calendar year;

III.	unsecured loans provided by the Party Liable without liability limitation in favour of the Party Liable with liability limitation for the aggregate amount of no more than 2,000,000,000.00 (two billion 00/100) roubles for calendar year, reduced by the amount of repayment in the relevant calendar year by the Party Liable without liability limitation on debt on loans provided by the Party Liable with liability limitation before the Restructuring Date;

IV.	unsecured loans provided by the Party Liable with liability limitation, except for CMP PAO, if CMP PAO is the Party Liable with liability limitation, in favour of any Party Liable with liability limitation;

V.	unsecured loans provided in favour of the Party Liable:

1.	to pay interest on bank credits; or

2.	for debt repayment under cedit agreements to the Lender (including but not limited to debt on interest, penalties and principal debt);

VI.	unsecured loans in favour of Mechel OAO, provided that:

1.	monetary funds will be directed for performance of obligations on payment of coupon income (interest) and repayment of principal debt on bonds issued by Mechel OAO whose performance term will be in 2015 and 2016, for the aggregate amount (in terms of principal debt) of no more than 15,250,000,000.00 (fifteen billion two hundred fifty million 00/100) roubles; or

2.	on the account of the amount of such loan within no more than 14 (fourteen) calendar days after its provision Mechel OAO will repay the loan from the Party Liable, except for Guarantors 7-9, and all other conditions of such loan received by Mechel OAO (if such loan is provided in accordance with other subclauses of this clause d) directly, not through Mechel OAO) comply with one of other subclauses of this subclause d); or

3.	monetary funds will be directed for performance of obligations under the sale agreement - w/o dated 22.12.2011 (in the revision as of the date of signing this sale agreement), signed with Psarko Investments Limited;

VIl.	unsecured loans between members of Mechel Group on the account of funds received by CMP PAO from the Lender on Credit 1, provided that conditions of target use of credit funds of Credit 1 are complied with;

(e) repayment of loans (outstanding loans, including interest and other debt) and payments for the purpose of guarantees and/or sureties (or other similar instruments) ensuring obligations of third parties, except for:

I.	repayment by company of Mechel Group that is not the Party Liable of indebtedness on loans received from any company of Mechel Group (regardless of whether it is Party Liable or not), except for Guarantors 7-9;

II.	repayment by the Party Liable, except for Guarantors 7-9, of indebtedness on loans received from any company of Mechel Group that is not the Party Liable:

Additional agreement No. 7 to Credit Agreement No. 2640

1.	received before the Restructuring Date, in the aggregate amount of no more than 2,000,000,000.00 (two billion 00/100) roubles (but no more than 5,000,000,000.00 (five billion 00/100) roubles together with loans provided in the relevant calendar year by the Party Liable, except for Guarantors 7-9, in favour of companies of Mechel Group that are not Parties Liable) during the calendar year; or

2.	received after the Restructuring Date (without amount limitation);

III.	repayment by the Party Liable without liability limitation, except for Mechel OAO, of debt on loans provided by the Party Liable with liability limitation:

1.	received before the Restructuring Date in the aggregate amount of no more than 2,000,000,000.00 (two billion 00/100) roubles for calendar year, reduced by the amount of unsecured loans provided in the relevant calendar year by the Party Liable without liability limitation to the Party Liable with liability limitation;

2.	received after the Restructuring Date (without amount limitation);

IV.	repayment by Mechel OAO of debt on loans provided by the Party Liable with liability limitation:

1.	received before the Restructuring Date in the aggregate amount of no more than 5,000,000,000.00 (five billion 00/100) roubles for the calendar year, including the amount of:

a.	repayments in the relevant calendar year by the Party Liable without liability limitation, except for Mechel OAO, of debt on loans provided before the Restructuring Date by the Party Liable with liability limitation; and

b.	unsecured loans provided in the relevant calendar year by the Party Liable without liability limitation to the Party Liable with liability limitation; and

c.	repayments in the relevant calendar year by Mechel OAO of debt on loans provided before the Restructuring Date by any company of Mechel Group that is not the Party Liable;

2.	received after the Restructuring Date (without amount limitation);

V.	repayment by the Party Liable with liability limitation (except for CMP PAO, if CMP PAO is the Party Liable with liability limitation) of debt on loans received from the Party Liable, except for Guarantors 7-9;

VI.	repayments by the Party Liable without liability limitation of debt on loans provided by other Party Liable without liability limitation;

(f)	provision of guarantees and/or sureties (or other similar instrument) for obligations of third parties, including third parties included in Mechel Group;

(g)	alienation of assets (including stocks and shares), except for:

i.	sales during Normal business operations;

ii.	transactions between companies of Mechel Group, except for transactions with participation of Parties Liable, provided that the amount of transactions of companies of Mechel Group together with other similar transactions of companies of Mechel Group does not exceed 2.00% of the book value of the assets of Mechel Group determined on the basis of the latest consolidated annual audited financial statements of Mechel Group in accordance with US GAAP or IFRS, in the aggregate, for each previous 12 (twelve) months;

iii.	transactions between companies of Mechel Group, including Parties Liable, with participation of Parties Liable provided that the amount of transactions of any Party Liable does not exceed 2.00% of the book value of the assets of the relevant Party Liable on the basis of RAS financial statements for residents of the Russian Federation or other applicable statements for non-residents of the Russian Federation, in the aggregate, for each previous 12 (twelve) months

Additional agreement No. 7 to Credit Agreement No. 2640

(h)	encumbrance of assets or rights, except for:

i.	encumbrance in compliance with the laws of the acquired asset with installment payment;

ii.	encumbrance that arose before the date of the Additional Agreement signature and specified in Annex No. 6 to this Agreement;

iii.	encumbrance provided on credits and loans at the same time meeting the following conditions:

a.	purpose - refinancing of current obligations to third parties not included in Mechel Group;

b.	main conditions:

1.	repayment term - not earlier than April 20, 2017;

2.	interest rate (including fees) - not higher than the interest rate specified in clause 3.2. of the Agreement for credits in roubles and no more than 8% per annum for credits in USD or Euro;

3.	guarantee - no more than the one applicable within refinanced obligation;

iv.	next encumbrance, ordinary shares and shares, issued in favour of Gazprombank (Joint Stock Company) (subject to debt restructuring to Gazprombank (Joint Stock Company) on terms and conditions not worse for the Borrower than the terms and conditions of the Agreement in the revision provided for in the Additional Agreement):

•	CMP PAO - 25%+1 share;

•	Beloretsk Metallurgical Plant OAO (OGRN 1020201624960) - 25% + 1 share;

•	Urals Stampings Plant OAO - 50% +1 share;

•	Izhstal OAO - 34.65% shares;

•	Yakutugol Holding Company OAO - 50% +1 share;

•	Southern Kuzbass OAO - 25% +1 share;

•	Korshynov Mining Plant OAO -25% +1 share;

•	Trade Port Posiet OAO - 25% + 1 share;

•	Port Mechel Temryuk OOO - 25% shares;

•	Bratsk Ferroalloy Plant OOO - 25% shares;

v.	no more than the following amount of ordinary shares or shares encumbered in favour of PXF Lenders (without agreement with the Lender) or other lenders of Mechel Group (by prior consent with the Lender), provided that debt restructuring to PXF Lenders or other lenders of Mechel Group is on terms no worse for the borrower than the terms and conditions of the Agreement in the revision provided for in the Additional Agreement:

•	CMP PAO - 25% +1 share;

•	Izhstal OAO - 25% +1 share;

•	Trade Port Posiet OAO - 25% + 1 share;

•	Port Mechel Temryuk OOO - 25% + 1 share;

•	Bratsk Ferroalloy Plant OOO - 25% + 1 share;

•	Beloretsk Metallurgical Plant OAO (OGRN 1020201624960) - 25% + 1 share;

(i)	other significant transactions that violate any of the following conditions:

i.	amount of transaction(s) of any Party Liable exceeds 10.00% of book value of the assets of the relevant Party Liable on the basis of RAS financial statements for residents of the Russian Federation or other applicable statements for non-residents of the Russian Federation, in the aggregate, for each previous 12 (twelve) months;

ii.	amount of transaction(s) of the member of Mechel Group together with other similar transactions of members of Mechel Group exceeds 10.00% of book value of the assets of Mechel Group determined on the basis of the latest consolidated annual audited financial statements of Mechel Group in accordance with US GAAP or IFRS, in the aggregate, for each previous 12 (twelve) months;

Additional agreement No. 7 to Credit Agreement No. 2640

(j)	reorganization (except for reorganization of companies of Mechel Group only, if it does not affect the Parties Liable and if quarterly revenue of any of the reorganized companies of Mechel Group does not exceed 1,000,000.00 (One million 00/100) US dollars or its equivalent in another currency at the rate of the Bank of Russia on the date of reorganization according to the latest statements of relevant companies);

(k)	change of core activity;

(l)	reduction of the authorized capital (except for reduction in accordance with mandatory laws, if it does not affect the Parties Liable) and/or issue of new shares (including declared ones), buyout of own shares (excluding buyout in accordance with mandatory laws);

(m)	payment of dividends or other similar payments (including repayment of loans from affiliates), except for:

i.	payment of dividends on preferred shares of Mechel OAO in the amount of no more than 7,500,000.00 (seven million five hundred thousand 00/100) roubles per year;

ii.	payments to Parties Liable without liability limitation, except for Mechel OAO;

iii.	payment by the Party Liable with liability limitation, except for CMP PAO, if it is the Party Liable with liability limitation, of dividends to other Party Liable with liability limitation;

iv.	dividend payments in favour of Mechel OAO, provided that:

I.	received monetary funds are fully used to repay the debt to the Creditor under credit agreements (including but not limited to debt on interest, penalties and principal debt); or

II.	received monetary funds are fully used for repayment of obligations for payment of coupon income (interest) and repayment of principal debt on bonds issued by Mechel OAO with the performance term in 2015 and 2016, for the aggregate amount of no more than 15,250,000,000.00 (fifteen billion two hundred fifty million 00/100) roubles; or

III.	received monetary funds are used for any purpose and the aggregate amount of dividends paid, together with the debt amount for loans provided by any company of Mechel Group that is not the Party Liable in favour of Mechel OAO in accordance with subclause 2. of clause i (d) 16) of Art. 5.1. of the Agreement and amount of unsecured loans issued by the Party Liable, except for Guarantors 7-9, in favour of Mechel OAO in accordance with subclause 3. of clause ii (d) 16) of Art. 5.1. of the Agreement will be no more than:

•	7,000,000,000.00 (seven billion 00/100) roubles for 2015;

•	11,000,000,000.00 (eleven billion 00/100) roubles for 2016; and

•	5,000,000,000.00 (five billion 00/100) roubles for 2017 and each subsequent calendar year;

v.	payment of dividends by companies of Mechel Group that are not the Party Liable only in favour of the company of Mechel Group that fully owns the company paying the dividends;

o)	transactions with third parties (including affiliates) not on arm’s length basis.

17)	ensure from 1 (the First) day of the second month of the quarter following the quarter in which the Additional Agreement was signed, aggregate quarterly (for each calendar quarter) revenue from sales by companies of Mechel Group (except for Kuzbassenergosbyt OAO), including revenue from companies of Mechel Group on Settlement accounts and Settlement accounts in foreign currency opened in the Bank in the amount for the past period, so that their share in the total amount of revenues from sale in banks corresponds to the total loans receivable of companies of Mechel Group to VTB Group in the total amount of total debt of companies of Mechel Group to all credit institutions in the relevant quarter.

Additional agreement No. 7 to Credit Agreement No. 2640

Reduction of net revenue from sales shall be allowed in the first quarter following the quarter in which this Additional Agreement was signed, but no more than by 30% of the revenue in the Bank specified in the first paragraph of this clause of the Agreement.

For the purposes of determining the amount of revenue from sales, the total loan receivables of companies of Mechel Group to banks mean the debt amount of companies of Mechel Group for principal debt in all banks as of the 1st day of the first month of the reporting quarter.

When calculating the revenue on accounts the Bank does not take into account:

•	received credits and loans, including from third parties included with the Borrower in Mechel Group (including the amounts credited as a result of conversion of the credits and loans amounts received in foreign currency);

•	revenues from the loans repayment provided to third parties;

•	reverse postings, repayment of funds transferred by mistake by the Borrower and funds credited by mistake to the Borrower;

•	revenues from the settlement accounts of the Borrower opened with the Bank/other banks (replenishment);

•	revenues of the funds returned from the deposit accounts in the Bank and interests paid with their regard;

•	cash proceeds as a result of issuing/ selling/ repayment of securities (if the Borrower’s principal activity is not the transactions at the security market);

•	additional contributions of members to the authorized capital (for limited liability companies);

•	repayment of the advance payments earlier effected by the Companies of Mechel Group, as well as other amounts transferred earlier, due to non-performance of the deeds;

•	monetary transfers between accounts of the Borrower in the Bank.

The following payments shall be excluded from revenue of companies of Mechel Group:

•	return of amounts provided by the Borrower as coverage for guarantees and letters of credit;

•	funds directed by the Borrower from the Settlement account and Settlement account in foreign currency:

•	to replenish settlement accounts of companies of Mechel Group opened in other credit institutions;

•	to repay debts on credits and loans of companies of Mechel Group;

•	for deposits in other credit institutions;

•	for conversion operations in other credit institutions.

While calculating the revenue under the accounts with the Bank, the turnovers maintained by the companies of Mechel Group in compliance with the terms and conditions of additional overdraft agreements to the bank account agreements are taken into account. The turnover of revenues and indebtedness in different currencies shall be recalculated at the exchange rate of the Bank of Russia as of the last day of the quarter for which the revenue is calculated.

18)	quarterly starting from 01.10.2015 provide/ensure provision of report for the previous quarter on operational and financial performance of Mechel Group, as well as on performance of obligations under subclause 16) of clause 5.1. of the Agreement in the form, structure and content acceptable to the Lender, of one of the following companies: KPMG International, Deloitte Touche Tohmatsu Limited or PricewaterhouseCoopers (including their Russian subsidiaries or affiliates) (hereinafter referred to as - “Report of the Financial advisor”). It is not necessary to provide the Report of the Financial advisor if all of the following conditions are complied with at the same time:

•	Net debt/EBITDA is less than 3.00x for two consecutive testing dates; testing is performed on the basis of consolidated financial statements of Mechel Group prepared in accordance with US GAAP or IFRS;

•	there are no circumstances for early recall (default events) for all contracts concluded with the Lender and/or companies of VTB Group;

•	at least 50% of the Debt amount is repaid;

Additional agreement No. 7 to Credit Agreement No. 2640

19)	agree (ensure agreement) on change of conditions (reduction of total and/or average weighted term, rate increase over the interest rate specified in clause 3.2. of the Agreement for credits in roubles and 8% per annum for credits in USD or Euro, or other payments (including but not limited to fees, penalties, etc.) or provision of additional guarantee (except as provided for in clause 16 (h) of the Agreement) for credit agreements between any company of Mechel Group and any of the following lenders: PXF Lenders, Sberbank PJSC and Gazprombank (Joint Stock Company);

20)	comply (ensure compliance) on the date of signing the Additional Agreement with the ratio of debt of Mechel Group to the Lender and the debt of Mechel Group (under credit agreements) to any of the following lenders: Sberbank PJSC, Gazprombank (Joint Stock Company), PXF Lenders (collectively, - “Other Main Lenders” and individually, - “Other Main Lender”).

This obligation shall be performed as follows: if the specified debt of Mechel Group to any of Other Main Lenders is reduced, within 10 (Ten) Business days after such reduction debt of Mechel Group to the Lender is subject to (if the Lender in writing does not waive in whole or in part of its right to early repayment) early repayment for the amount not less than a share of debt of Mechel Group to the Lender than the part that is the amount by which the debt amount of Mechel Group to such Other Main Lender (before the reduction) was reduced in the total debt amount of Mechel Group to such Other Main Lender;

21)	ensure conclusion of the guarantee agreement with Guarantor 13 according to the form agreed by the Parties, within 10 (Ten) Business days from the date when the Trader’s share in the revenue and/or EBITDA of Mechel Group in accordance with IFRS or US GAAP exceeded 2.5%, and/or share of any company of Mechel Group in the revenue and/or EBITDA and/or fixed assets of Mechel Group in accordance with IFRS or US GAAP exceeded 10%. This clause is not applicable to Kuzbassenergosbyt OAO, OGRN 1064205110133 and Mechel Energo OOO OGRN 1027700016706 as long as share of EBITDA and fixed assets of each of Kuzbassenergosbyt OAO and Mechel Energo OOO OGRN 1027700016706 in the relevant indicator of Mechel Group in accordance with IFRS or US GAAP is less than 10%. In addition, the rate of revenue and EBITDA shall be calculated for last 12 (Twelve) months based on the relevant consolidated financial statements of Mechel Group in accordance with US GAAP or IFRS.

22)	within 45 (Forty Five) calendar days upon signature of the Additional Agreement (but in any case after the Restructuring date) to ensure conclusion between Lender and Skyblock Limited of call option of 5% (five percent) of preferred shares in the authorized capital of the Borrower, according to the form agreed by the Parties, and on terms and conditions acceptable to the Lender;

23)	when concluding bank account agreements provide the Lender with the consent (authorization) to debit monetary funds due under the Agreement from the accounts that are opened to it at the Bank within the Agreement term subject to the relevant agreements;

24)	within no more than 70 (seventy) calendar days upon signature of the Additional Agreement, ensure submission for consideration by the General Shareholders’ Meeting of Guarantor 2 of the item on conclusion by Guarantor 2 to secure the obligations of each of borrowers under the Agreement and Credits 2-4 of new guarantee agreements or additional agreements to current guarantee agreements (according to the form agreed by the Parties), determining the scope of liability of Guarantor 2 for the full scope of obligations of the relevant borrower and if the General Shareholders’ Meeting of Guarantor 2 resolves on approval to conclude the specified transactions, within 10 (ten) Business days upon the relevant resolution adoption, ensure conclusion of the specified new guarantee agreements or additional agreements to guarantee agreements (according to the form agreed by the Parties);

25)	within no more than 95 (ninety five) calendar days upon signature of the Additional Agreement, ensure submission for consideration by the General Shareholders’ Meeting of the Borrower of the item on conclusion by the Borrower to secure the obligations of borrowers for Credits 1-4 of new guarantee agreements or additional agreements to current guarantee agreements (according to the form agreed by the Parties), specifying the scope of the Borrower’s liability as the guarantor for the full amount of obligations of the relevant borrower on Credits 1-4, and if the General Shareholders’ Meeting of the Borrower resolves on approval to conclude the specified transactions, within 10(ten) Business days upon its receipt, conclude the specified new guarantee agreements or additional agreements to guarantee agreements (according to the form agreed by the Parties);

Additional agreement No. 7 to Credit Agreement No. 2640

26)	within 10 (Ten) Business days from the Restructuring Date, repay/ensure repayment:

•	liabilities of HBL Holding GmbH under Credit Agreement dated 29.07.2009 to VTB Bank (Deutschland) AG in the amount of at least 14,500,000.00 (Fourteen million five hundred thousand 00/100) EUR;

•	liabilities Skyblock Limited to the Lender in full, including interest, under agreement 2002 ISDA Master Agreement, signed between VTB Bank (Austria) AG and Skyblock Limited 18.01.2012 rights (claims) under which are assigned to the Bank 30.12.2014

27)	ensure provision by companies of Mechel Group no later than 10 (ten) Business days of each first month of the quarter following the quarter in which the Additional Agreement was signed:

•	statement of credit turnover of companies of Mechel Group for the reporting quarter certified by the company seal and authorized persons of the company;

•	credit portfolio of Mechel Group as of the 1st day of the first month of the reporting quarter certified by the company seal and authorized persons of the company;

28)	within no more than 180 (One hundred eighty) calendar days upon signature of the Additional Agreement, ensure submission for consideration by the General Shareholders’ Meeting of Mechel OAO of the item on conclusion by Mechel OAO to secure the obligations of borrowers for Credits 1-4 of guarantee agreements of 21.66% of ordinary shares minus two ordinary shares in the authorized capital of Chelyabinsk Metallurgical Plant Public Joint Stock Company and 25% of ordinary shares plus 1 (one) ordinary share in the authorized capital of Urals Stampings Plant Open Joint Stock Company (according to the form agreed by the Parties), and if the General Shareholders’ Meeting of the Borrower resolves on approval to conclude the specified transactions, within 10 (ten) Business days upon its receipt, conclude the specified guarantee agreements (according to the form agreed by the Parties);

29)	duly comply with all the other terms and conditions of the Agreement.

5.2.	In addition to obligations provided for in clause 5.1. of the Agreement, the Borrower undertakes to notify the Lender in writing of any of the below events occurring during the term of this Agreement, within 10 (ten) Business Days upon its occurrence:

•	change of location or mailing address of any of the Parties Liable, as well as payment details of the Borrower;

•	change by more than 20 (Twenty) percent of shareholders of any of the Parties Liable (notification when the Borrower knew or should have known about such change);

•	ownership of I.V. Zyuzin and his family members, directly or indirectly through third parties, of ordinary shares in the authorized capital of the Borrower is reduced below 51 (Fifty one) percent of total amount of ordinary shares;

•	change in the legal status or structure of management bodies and/or personal composition of management bodies of any Party Liable;

•	process of liquidation, reorganization of any of the Parties Liable begins (upon taking by the authorized management body of the relevant resolution) or bankruptcy notice in relation to any of the Parties Liable is filed in the court.

5.3.	The Borrower shall provide/ensure provision to the Lender by the Guarantors (except for Guarantor 7-9), on a quarterly basis, on or before May 15, August 15, and November 15, copies of the following reporting documentation for the current year as of April 01, July 01, and October 01, respectively:

1)	forms of financial statements, including:

•	balance sheet (OKUD Form 0710001);

•	P&L statement (OKUD 0710002 form);

Additional agreement No. 7 to Credit Agreement No. 2640

2)	information and interpretation to the balance sheet, including:

•	the Borrower’s/relevant Guarantor’s accounts receivable and payable in terms of urgent and overdue ones (specifying the terms of overdue payments);

•	data on the book value of non-liquid assets (stocks not sold within 360 days, if it is not related to peculiarities of the production cycle);

•	loans and credits;

•	data on received and issued guarantee (by type);

•	data on availability of guarantees issued by the Borrower / Guarantor / issued on behalf of the Borrower / Guarantor / letters of credit opened / on financing limits with assignment of monetary claim (factoring limits) in the context of debtors in accordance with the agreements concluded between the Borrower / Guarantor and financial agents;

•	data on availability/ non-availability of overdue obligations towards employees as regards payroll;

•	data on availability/non-availability of overdue debt to the budget and extrabudgetary funds (specifying the amount of debt, if any, and causes);

•	data on availability/non-availability of a queue of orders to bank accounts of the Borrower / Guarantor not complied with in time (specifying the amount of orders not complied with in time, if any);

•	data about turnover on settlement accounts held in other credit institutions;

•	data on the amount of the Borrower/Guarantor’s net assets;

•	of the Borrower’s statements of the amounts of depreciation expenses, interests and fees paid, amount of lease payments made for the last four reporting quarters;

•	data on availability/ non-availability of negative events and tendencies that occurred in the Borrower’s/Guarantor’s activity from July 01, 2015 till the date of data submission;

•	decoding of line 1170 “Financial investments” of the balance sheet (allocating amount of investments in authorized capitals of operating companies of the group);

•	assets and liabilities decoding (with articles with a term of 1 year and more);

•	information about the amount of income and expenses not related to core activities of the Borrower / Guarantor or non-permanent;

•	information about availability/non-availability of regulatory (required by law or regulations) restrictions on payment of dividends to the Borrower / Guarantor by operating companies.

3)	a letter from the Borrower / Guarantor on availability/absence of the overdue financial debt under the principal debt, interests, fees for the last quarter of the reporting year

5.4.	The Borrower also shall provide/ensure provision to the Lender by Guarantors 7-9, on a quarterly basis, on or before May 10, August 10, and November 10, copies of the reporting documents for the current year as of April 01, July 01, and October 01, respectively, together with translation in Russian.

5.5.	The Borrower shall provide/ensure provision to the Lender by Guarantors (except for Guarantors 7-9) on an annual basis:

5.5.1.	on or before April 15 of the current year, copies of the following financial statements for the last reporting year:

1)	forms of annual financial statements, including:

•	balance sheet (OKUD Form 0710001);

•	P&L statement (OKUD 0710002 form);

•	capital change statement (OKUD 0710003 form);

•	cash flow statement (OKUD 0710004 form);

2)	explanatory note to the annual accounting statements;

3)	information and interpretation to the annual balance sheet, including documents provided for by sub-clause 2) of clause 5.3 of the Agreement;

4)	a letter from the Borrower/Guarantor on availability/absence of the overdue debt under the principal debt, interests, fees for the last quarter of the reporting year.

5.5.2.	on or before February 10 of the current year following the reporting year, the data related to the status of the financial and economic activities of the Borrower/Guarantors (except for Guarantors 7-9), for the period from October 1 to December 31 of the reporting year, according to the form provided in Annex No. 1 to this Agreement.

5.5.3.	The Borrower also shall provide/ensure provision to the Lender by Guarantors 7-9, on an annual basis, copies of forms of accounting, management and other reporting within the following terms:

•	copies of the reporting forms of the current year as of December 31 and June 30 correspondingly, signed by the Company Director, every 6 months, not later than on March 31 and September 30;

Additional agreement No. 7 to Credit Agreement No. 2640

•	Annually, not later than August 1 of the year following the reporting year, the copies of forms of accounting and other audited accounts for the last financial year, in compliance with the national and/or international standards.

5.6.	The Borrower shall provide/ensure provision to the Lender, on an annual basis, prior to July 30 (thirty) of the current year, the auditor’s report for the last reporting year, evidencing accuracy and integrity of the accounting statements of the Borrower/Guarantors (except for Guarantors 7-9) for the last reporting year, prepared in accordance with the Russian Accounting Standards(in case the statements of the said companies are subject to the mandatory audit in accordance with the Law or other applicable laws).

5.7.	Financial statements shall be executed and signed subject to the Laws. The annual report shall have a mark that the tax office in compliance with the public registration of the Borrower received it. Provided copies of financial statements shall be certified by the head or any other authorized person (with documents authorizing the person to certify copies of documents on behalf of the Borrower), bound, numbered and sealed by the Borrower. In case of annual statements transfer to the tax authority in electronic form via telecommunication channels, the Lender shall be additionally provided with copies of the incoming inspection report for financial statements and statements acceptance certificate bound with financial statements and certified by the Borrower’s authorized person (specifying that the statements were transferred to the tax authority in electronic form via telecommunication channels).

5.8.	Documents containing confidential information shall be provided subject to the procedure established for such information. The date when the Borrower provides the statements and other documents provided for in the Agreement shall be the date of their actual receipt by the Lender.

6. GUARANTEE OF THE BORROWER’S OBLIGATIONS PERFORMANCE

6.1.	The Guarantee of the Borrower’s obligations performance under the Agreement shall be:

a.	deposit of 37.5 (thirty seven point five) percent of ordinary shares of Mechel Mining OAO in accordance with the pledge agreement to be concluded between the Lender and the Pledgor in the form agreed by the parties;

b.	deposit of 21.66 (twenty one point sixty six) percent of ordinary shares minus 2 (two) ordinary shares of Chelyabinsk Metallurgical Plant Public Joint Stock Company in accordance with the pledge agreement to be concluded between the Lender and the Pledgor in the form agreed by the parties;

c.	deposit of 25 (twenty five) percent of ordinary shares plus 1 (one) ordinary share of Southern Kuzbass Coal Company Open Joint Stock Company in accordance with the pledge agreement to be concluded between the Lender and the Pledgor in the form agreed by the parties;

d.	deposit of 25 (twenty five) percent of ordinary shares minus 3 (three) ordinary shares of Yakutugol Holding Company Open Joint Stock in accordance with the pledge agreement to be concluded between the Lender and the Pledgor in the form agreed by the parties;

e.	deposit of 25 (twenty five) percent of ordinary shares plus 1 (one) ordinary share of Korshynov Mining Plant Open Joint Stock Company in accordance with the pledge agreement to be concluded between the Lender and the Pledgor in the form agreed by the parties;

f.	deposit of 25 (twenty five) percent of ordinary shares plus 1 (one) ordinary share of Urals Stampings Plant Open Joint Stock Company in accordance with the pledge agreement to be concluded between the Lender and the Pledgor in the form agreed by the parties;

g.	guarantee of Guarantor 1 in accordance with the guarantee agreement to be concluded between the Lender and Guarantor 1 in the form agreed by the parties;

h.	guarantee of Guarantor 2 in accordance with the guarantee agreement to be concluded between the Lender and Guarantor 2 in the form agreed by the parties;

i.	guarantee of Guarantor 3 in accordance with the guarantee agreement to be concluded between the Lender and Guarantor 3 in the form agreed by the parties;

Additional agreement No. 7 to Credit Agreement No. 2640

j.	guarantee of Guarantor 4 in accordance with the guarantee agreement to be concluded between the Lender and Guarantor 4 in the form agreed by the parties;

k.	guarantee of Guarantor 5 in accordance with the guarantee agreement to be concluded between the Lender and Guarantor 5 in the form agreed by the parties;

l.	guarantee of Guarantor 6 in accordance with the guarantee agreement to be concluded between the Lender and Guarantor 6 in the form agreed by the parties;

m.	guarantee of Guarantor 7 in accordance with the guarantee agreement to be concluded between the Lender and Guarantor 7 in the form agreed by the parties;

n.	guarantee of Guarantor 8 in accordance with the guarantee agreement to be concluded between the Lender and Guarantor 8 in the form agreed by the parties;

o.	guarantee of Guarantor 9 in accordance with the guarantee agreement to be concluded between the Lender and Guarantor 9 in the form agreed by the parties;

p.	guarantee of Guarantor 10 in accordance with the guarantee agreement to be concluded between the Lender and Guarantor 10 in the form agreed by the parties;

q.	guarantee of Guarantor 11 in accordance with the guarantee agreement to be concluded between the Lender and Guarantor 11 in the form agreed by the parties;

r.	guarantee of Guarantor 12 in accordance with the guarantee agreement to be concluded between the Lender and Guarantor 12 in the form agreed by the parties;

s.	guarantees of other companies of the Group in compliance with guarantee agreements to be concluded between the Lender and companies of the Group in the form agreed by the parties, in cases provided for in subclause 21) of clause 5.1. hereof, for the whole scope of the Borrower’s obligations under the Agreement.

6.2.	Release of shares from the pledge is possible that are specified in subclauses b), d), e), f) of clause 6.1 of the Agreement, in the amount calculated according to the formula specified in clause 6.2.1 of the Agreement below in compliance with the following conditions at the same time:

•	Net debt/EBITDA of Mechel Group is less than 3.00x for two consecutive testing dates; testing is performed on the basis of consolidated financial statements of Mechel Group prepared in accordance with US GAAP or IFRS;

•	there are no circumstances for early debt recall (default events) for all contracts concluded with the Lender and/or companies of VTB Group;

•	at least 50% of the Debt amount is repaid;

•	pledgors provided to the Lender an undertaking in writing during the Agreement validity term:

•	to refrain from encumbrance of the released property of companies of Mechel Group (negative pledge) in favour of third parties; and

•	ensure that none of the lenders within the Agreement validity term has a pledge of 25% of ordinary shares + 1 ordinary share (or more than the specified amount) in respect of each of the specified issuer Korshynov Mining Plant OAO and/or Urals Stampings Plant OAO and/or Yakutugol Holding Company OAO and/or CMP PAO (after release of such shares from the pledge in accordance with this clause of the Agreement):

6.2.1.	In addition, the number of released shares in accordance with clause 6.2 of the Agreement is calculated according to the following formula:

(Number of shares in pledge, pcs) X (1 – (C3-C )/(0.5xC3))

where

C - total Debt amount repaid in accordance with clause 6.2 of the Agreement

C3 - Debt amount.

In case of release of shares from pledge in accordance with clause 6.2. of the Agreement the Lender shall within 5 (Five) business days upon provision by the Borrower of the notification, sign agreements and documents on release of relevant shares specified in sub-clauses b), d), e), f) of clause 6.1 of the

Additional agreement No. 7 to Credit Agreement No. 2640

Agreement, and perform other actions required in accordance with the applicable laws for release of these shares from the pledge. The Borrower shall reimburse for the Lender’s expenses (including costs of involving external legal counsels) relating to compliance by the Lender with this clause of the Additional Agreement within the terms provided for in the Lender’s relevant claim.

7. THE BORROWER‘S RESPONSIBILITY

7.1.	The Borrower shall bear responsibility for non-performance or inappropriate performance of the obligations under the Agreement, particularly, in the event of late performance.

7.2.	In the event of late repayment of the debt under the Principal Debt, the Borrower shall be obliged to pay the forfeit (penalty) of 1/365 (366) (one three hundred and sixty fifth)/ (one three hundred and sixty sixth) of the interest rate under the Credit/Credits as specified in clause 3.2 if the Agreement from the amount of the overdue Debt under the Principal Debt for each day of delay. The penalty value shall be rounded to the second decimal digit. The forfeit shall be accrued starting from the date following the date on which the obligation to repay the debt under the Principal Debt must be performed through the date of the overdue Debt final repayment under the Principal Debt. The Borrower shall pay the forfeit (penalty) on the date of final repayment of the relevant overdue Debt under the Principal Debt.

7.3.	In the event of late repayment of the debt as regards interests/fees, the Borrower shall be obliged to pay the Lender a forfeit (penalty) of 2/365 (366) (Two three hundred and sixty fifth (two three hundred and sixty sixth)) of the interest rate specified in clause 3.2 of the Agreement from the amount of the overdue Debt with regard to interests and/or Fees under the Credit Facility and/or other payments under the Agreement for each day of delay. The penalty value shall be rounded to the second decimal digit. The forfeit shall be accrued starting from the date following the date on which the obligation to pay the interests and/or fees under the Credit/Credits must be performed, and through the date of final repayment of the overdue Debt with regard to the interests and/or fees. The Borrower shall pay the forfeit (penalty) on the date of final repayment of the relevant overdue Debt with regard to the interests and/or fees under the Credit/Credits.

7.4.	For each case of failure to perform or improper performance of each of undertakings specified in subclauses 3) and 5) of clause 5.1. of the Agreement the Borrower shall pay a forfeit (fine) in the amount of 10,000.00 (Ten thousand 00/100) roubles. The forfeit (fine) shall be paid within 10 (Ten) calendar days upon receipt of the Bank’s request on forfeit (fine) payment.

7.5.	The date of the forfeit (penalty/fine) recognition by the Borrower shall be considered the date of actual reception by the Lender of monetary funds transferred by the Borrower or debited by the Bank on the grounds of the beforehand given acceptance due to the payment of forfeit (penalty/fine).

7.6.	The forfeit specified by the Agreement does not cover the Lender’s losses; it shall be entitled to collect them in full from the Borrower over the forfeit.

8. RIGHTS AND AUTHORITIES PROVIDED TO THE LENDER

8.1.	To properly discharge financial liabilities of the Borrower under the Agreement, including obligations on paying forfeits specified by this Agreement, herewith the Borrower shall provide the Lender with the consent (acceptance) to debit due to the Lender under this Agreement from the Settlement Account and the Settlement Account in foreign currency opened by the Borrower with the Bank without the Borrower’s instruction. The consent (acceptance) of the Borrower for the Bank to debit from the accounts opened by the Borrower with the Bank, in consideration for performance of liabilities under the Agreement shall be a beforehand given acceptance and subject to provision Limit in the amount specified by the Agreement, interests, fees, forfeits due to the Lender without a limitation with regard to the quantity of the relevant settlement documents issued by the Bank, in compliance with the terms and conditions of this Agreement and the undertakings assumed by the Borrower under the Agreement.

8.2.	If there is no or insufficient amount of monetary funds on the Settlement Account, herewith the Borrower shall assign the Lender to perform foreign currency sale from the Settlement Account in foreign currency and transfer the amounts received as a result of the conversion to repay the relevant debt of the Borrower under the Agreement in compliance with the Law. In addition, foreign currency is sold for roubles at the Bank’s rate on the date of such transaction.

Additional agreement No. 7 to Credit Agreement No. 2640

8.3.	Herewith the Borrower shall confirm that the terms and conditions of this Agreement shall be an assignment to sell foreign currency as well as shall be an assignment of the Borrower to credit the amount bought in roubles to repay the Borrower’s undertakings under the Agreement.

8.4.	The Lender shall be entitled to unilaterally demand from the Borrower to early perform the undertakings under the Agreement in presence of circumstances certifying that the Credits granted will not be repaid on time, as well as in any cases below (moreover, the Lender shall determine the fact of availability or absence of circumstances specified and shall not be obliged to provide the Borrower and/or the Guarantor with the evidence of their availability):

(1)	in case of non-performance or improper performance by the Borrower and/or Guarantors and/or any company of Mechel Group of any obligation towards the Lender under the Agreement or any other agreement concluded with the Lender, or non-performance or improper performance by the Parties Liable of obligations under any agreement concluded with the person that in accordance with the Law is the affiliate of the Lender or a person/entity belonging to the same group of persons/entities as the Lender, and the Lender shall be entitled to enforce the Borrower’s obligations unilaterally and before the set term under the Agreement in case of non-performance or improper performance of the obligations as to:

•	provision of accounting and other statements upon expiry of 30 (thirty) calendar days after the dates established in clauses 5.3.-5.6. of the Agreement for provision of the said documents to the Lender,

•	provide (ensure provision) notarized copies of documents confirming the state registration of changes in constituent documents of Parties Liable within the terms specified in subclause 3) of clause 5.1. of the Agreement;

(2)	if the Borrower or the Party Liable are in arrears due to the Lender on the part of the Borrower or the Party Liable, except for the cases when late payment was caused exclusively in the result of the administrative or technical error and was actually effected within 5 (five) Business Days upon the date when the relevant payment was due;

(3)	in case of non-fulfillment or improper fulfillment by any Party Liable or any company of Mechel Group of any monetary obligation in any amount under any agreement to the Lender or person/entity being affiliated with the Lender in accordance with the Law, or a person/entity belonging to the same group of persons/entities as the Lender (except for obligations of Skyblock, specified in sub-clauses 24) or this Clause 8.4. below, provided that these obligations are fully performed within the term provided for in this clause) and if these violations are not eliminated within 5 (Five) Business days upon their occurrence;

(4)	if the Lender has information:

a.	on violation by Parties Liable or any company of Mechel Group of payment obligations on any of its obligations to third parties for Financial debt, starting from January 1, 2016 for the amount exceeding 5,000,000.00 (five million 00/100) US dollars (or equivalent in roubles at the rate of the Bank of Russia as of the calculation date) in the aggregate for interest and/or 25,000,000.00 (twenty five million 00/100) US dollars (or equivalent in roubles at the rate of the Bank of Russia as of the calculation date) in the aggregate for the principal debt and/or other obligations and/or filing by lenders of claims on early repayment of the Financial debt by company of Mechel Group for amounts in the aggregate more than the aforementioned ones and/or on right of lenders of Mechel Group for early debt recall of companies of Mechel Group for the amounts in the aggregate more than the aforementioned ones and these violations were not eliminated within 5 (Five) Business days upon their occurrence; and/or

b.	on early debt recall of the Party Liable or any company of Mechel Group before December 31, 2015 for the amount exceeding 25,000,000.00 (twenty five million 00/100) US dollars (or equivalent in roubles at the rate of the Bank of Russia as of the calculation date) in the aggregate for the principal debt and/or other obligations and/or on the beginning of the foreclosure procedure by lenders on the pledge, except for foreclosure procedures on the pledge listed in Annex No.4 to the Agreement; and/or

Additional agreement No. 7 to Credit Agreement No. 2640

c.	on violation by Parties Liable or any company of Mechel Group of payment obligations on any of its obligations to third parties for making advance payments and for other reasons (not specified in sub-clauses a. - b. of clause (4) of Art. 8.4. of the Agreement) provided that the whole scope of overdue obligations of all companies of Mechel Group (regardless of the term) exceeds:

1.	13 (thirteen) percent of revenue of Mechel Group in roubles in accordance with the latest consolidated financial statements of Mechel Group starting from the Restructuring Date till December 31, 2015;

2.	10 (Ten) percent of revenue of Mechel Group in roubles in accordance with the latest consolidated financial statements of Mechel Group starting from January 1, 2016 to December 31, 2016;

3.	8 (Eight) percent of revenue of Mechel Group in roubles in accordance with the latest consolidated financial statements of Mechel Group starting from January 1, 2017 to December 31, 2017;

4.	6 (Six) percent of revenue of Mechel Group in roubles in accordance with the latest consolidated financial statements of Mechel Group starting from January 1, 2018 to December 31, 2018;

5.	4 (four) percent of revenue of Mechel Group in roubles in accordance with the latest consolidated financial statements of Mechel Group starting from January 1, 2019 till June 30, 2019; and/or

d.	on violation by Parties Liable or any company of Mechel Group of payment obligations on any of its obligations to third parties for making advance payments and for other reasons (not specified in sub-clauses a. - b. of clause (4) of Art. 8.4. of the Agreement), provided that the whole scope of obligations of all companies of Mechel Group overdue by more than 90 (ninety) calendar days, exceeds:

1.	10 (Ten) percent of revenue of Mechel Group in roubles in accordance with the latest consolidated financial statements of Mechel Group starting from the Restructuring Date till December 31, 2015;

2.	5 (Five) percent of revenue of Mechel Group in roubles in accordance with the latest consolidated financial statements of Mechel Group starting from January 1, 2016 to December 31, 2016;

3.	4 (four) percent of revenue of Mechel Group in roubles in accordance with the latest consolidated financial statements of Mechel Group starting from January 1, 2017 to December 31, 2017;

4.	3 (three) percent of revenue of Mechel Group in roubles in accordance with the latest consolidated financial statements of Mechel Group starting from January 1, 2018 to December 31, 2018;

5.	2 (two) percent of revenue of Mechel Group in roubles in accordance with the latest consolidated financial statements of Mechel Group starting from January 1, 2019 till June 30, 2019; and/or

e.	on violation by Parties Liable or any company of Mechel Group of payment obligations on any of its obligations to third parties for making advance payments and for other reasons (not specified in sub-clause a-b of clause (4) of Art. 8.4. of the Agreement), starting from July 1, 2019, provided that the whole scope of obligations of all companies of Mechel Group overdue (1) for the term of less than 90 (ninety) calendar days exceeds 1 (One) per cent of revenue of Mechel Group in roubles in accordance with the latest consolidated financial statements of Mechel Group and/or (2) for the term of more than 90 (ninety) calendar days, amounts to more than 1 roubles.

In addition, the amount of overdue accounts payables (except for Financial debt) on which there is a court decision in force on recall shall be no more than 4% of revenue of Mechel Group in 2015 and 1% of revenue of Mechel Group in 2016-2017 in roubles in accordance with the latest consolidated financial statements of Mechel Group. From January 1, 2018 - the specified delay shall not be allowed.

(5)	in case the Lender possesses any information about material deterioration, in the Lender’s opinion, of the financial situation of the Borrower or the Party Liable (except for bankruptcy of Mechel Carbon (Singapore) Pte Ltd. in case HC/CWU 26/2015 No. HC/OS No 150/2015) and/or occurrence of other circumstances that may result in non-performance/improper performance by the Borrower or the Party Liable of their obligations under the Agreement, Share Pledge and Guarantee Agreements specified in clause 6.1 of Article 6 hereof and if this deterioration and/or circumstances were not eliminated within 5 (Five) Business days upon their occurrence;

Additional agreement No. 7 to Credit Agreement No. 2640

(6)	if the Borrower and/or company of Mechel Group and/or any third party undertakes any actions to terminate or reduce the guarantee, to invalidate or to declare void the transactions securing performance of the Borrower’s obligations under this Agreement, as well as in case of claims to the pledge by court by the Bank, third parties, including their taking measures to secure such claims, including in connection with the beginning of the pledgor’s bankruptcy procedure;

(7)	in case of presentation of collection orders, payment orders, enforcement orders to the Settlement account and/or Settlement account in foreign currency, as well as to other accounts of the Borrower opened at the Bank and/or freezing of funds on the accounts specified in the aggregate amount of more than 5,000,000.00 (Five million 00/100) US dollars (or equivalent in roubles at the rate of the Bank of Russia as of the provision date), provided that these restrictions are not eliminated within 20 (Twenty) Business days upon their occurrence;

(8)	in case the Borrower files an application on termination of the agreement on the Settlement account and/or the agreement on the Settlement account in foreign currency on the basis of which the above mentioned accounts were opened to it;

(9)	in case of provision by the Borrower or the Party Liable of inaccurate or knowingly incomplete or false information, including any inaccurate or invalid documents;

(10)	in case of adoption by the authorized management body of the Borrower and the Party Liable of a resolution on liquidation, reorganization of the Borrower or the Party Liable, respectively;

(11)	in case of filing an application with the arbitration court by the interested party on acknowledging the Borrower or the guarantor under the Agreement as a bankrupt, except for statements specified in Annex No. 5;

(12)	in case of loss (in full or in part) of the guarantee stipulated by the Agreement, or of material deterioration of its condition and provisions, including breach by the Borrower or the Party Liable of obligations under the agreements which ensure performance of the Borrower’s obligations under the Agreement, as regards obligations the Lender is not liable for;

(13)	if in relation to the Borrower or any Party Liable property is seized with the value exceeding 5 (Five) per cent of book value of the assets of the relevant Party Liable on the property seizure date (calculated on the basis of RAS financial statements for residents of the Russian Federation or other applicable statements for non-residents of the Russian Federation)

(14)	if license(s) of the Borrower or the guarantor under the Agreement is (are) revoked within which collectively more than 10.00 (Ten) percent of the total coal output of Mechel Group has been produced for the last elapsed calendar year or expiration of the license/licenses validity term(s) and it/they (the license/licenses) has/have not been extended or obtained within 30 (thirty) calendar days upon its/their revocation (expiration);

(15)	if a license required to carry out principal business activities (except for that specified in sub-clause 14), clause 8.4 of the Agreement) by the Borrower or the Guarantor under the Agreement is revoked (canceled), or its validity term is expired and such license has not been extended or obtained within 30 (thirty) calendar days upon its revocation (expiry) / the Borrower or the Guarantor ceases its membership with a self-regulated organization (if this is required in accordance with the Law in order to carry out the principal business activities) and has not become a member of any other self-regulated organization / has not restored its membership with the same self-regulated organization within 30 (thirty) calendar days upon its cessation;

(16)	in case of the criminal case initiation or imposition of criminal liability in respect of the sole executive body, any member of the management body of any Party Liable in connection with performance of their employment duties to the relevant person;

Additional agreement No. 7 to Credit Agreement No. 2640

(17)	in case of any changes in the structure or personnel structure of the management bodies of the Party liable, which may result, in the Lender’s opinion, in non-fulfillment by the Party liable of its obligations;

(18)	in case of failure to perform by any of the companies of the Mechel Group of any tax liabilities or other obligations for more than 30 (Thirty) calendar days to the budget and non-budgetary funds in the amount exceeding 750,000,000.00 (Seven hundred fifty million 00/100) roubles (or its equivalent in foreign currency at the rate of the Bank of Russia as of the calculation date) subject to entry into force of the court decision on recall, relevant tax liability or other obligations to the budget and non-budgetary funds;

(19)	if the ownership of I.V. Zyuzin and his family members, directly or indirectly through third parties, of ordinary shares in the authorized capital of the Borrower is reduced below 51 (Fifty one) percent of total amount of ordinary shares;

(20)	if the Borrower ceases to own, directly or indirectly through third parties, more than 50 (Fifty) percent of the authorized capital of Parties Liable (without taking into account ownership of preferred shares) or, in a reasonable opinion of the Lender, there is a significant risk of occurrence of such event in the near future due to, including but not exclusively, initiation of a criminal case on economic crimes;

(21)	in case of any loss from the operating activities of the Borrower according to the Russian Accounting Standards during 2 (two) quarters in a row within the Agreement Term, or in case of the negative value of net assets based on the results of any of such periods within the Agreement Term;

(22)	in case of failure to perform a court decision on recall from any company of Mechel Group of more than 25,000,000.00 (Twenty five million 00/100) US dollars (or its equivalent in roubles /other currency at the rate of the Bank of Russia on the date of entry into force of the relevant court decision), except for the case of failure to perform the court decision entered into legal force due to technical problems with the payment, within 5 (Five) Business days upon entry into force of the court decision.

(23)	failure to perform/ improper performance by the Borrower of obligation on target use of Credits;

(24)	if within 10 (Ten) Business days from the Restructuring date the following was not performed:

•	liabilities of HBL Holding GmbH under Credit Agreement dated 29.07.2009 to VTB Bank (Deutschland) AG in the amount of at least 14,500,000.00 (Fourteen) million five hundred thousand 00/100) EUR;

•	liabilities of Skyblock Limited to the Lender in full, including interest, under agreement 2002 ISDA Master Agreement, signed between VTB Bank (Austria) AG and Skyblock Limited 18.01.2012 rights (claims) under which are assigned to the Bank 30.12.2014

(25)	in case of recognition of failure to conclude or invalidity or performance of any actions aimed at recognizing non-concluded or invalid Credits 1-4, as well as any additional agreement to Credits 2-4;

(26)	if composition of shareholders/members owning together with their affiliates 20 (Twenty) and more percent of shares in the authorized capital of the Borrower or Guarantor under the Agreement, or composition of beneficial owners with possibility to control actions of the Borrower or the guarantor under the Agreement was changed and such changes can, according to the Bank, lead to failure to perform obligations by the Borrower or the guarantor;

(27)	in other cases provided for by the Laws.

Additional agreement No. 7 to Credit Agreement No. 2640

8.5.	In case of any of the obligation(s) provided for by clause 8.4. of the Agreement the Lender is entitled to (but is not obliged to) send to the Borrower a relevant written notification (hereinafter - “Written notification”). The Borrower shall comply with the requirements specified in the Written notification within 10 (Ten) calendar days upon receipt by the Borrower of the Lender’s Written notification. The time of the Written Notification receipt shall be determined in compliance with clause 12.3. of the Agreement.

8.6.	The Bank shall be entitled to unilaterally terminate accrual of interest by sending the Borrower a written notification in case of filing to the arbitral court an application on recognition the Borrower as a bankrupt or filing by the Bank of its claims under the Agreement upon acceptance by the arbitration court of application on recognizing the Borrower as a bankrupt. In these cases, interest on the amount of debt shall not be accrued upon receipt of the written notification on termination of interest accrual, unless otherwise is specified in the notification. The time of the notification receipt by the Borrower shall be determined in compliance with clause 12.3. of the Agreement. Termination of interest accrual in connection with application to the arbitration court on recognizing the Borrower as a bankrupt or filing by the Bank of its claims upon acceptance by the arbitration court of the specified application shall not release the Borrower from obligation to pay interest already accrued by this time.

8.7.	The Lender’s failure to exercise its rights provided for in the Agreement shall not be the Lender’s waiver of such rights in future. Single or partial exercise by the Lender of its rights provided to it under the Agreement shall not be the basis for termination of any other rights of the Lender subject to the Agreement.

9. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

9.1.	By concluding this Agreement, the Borrower warrants to the Bank and represents as follows:

9.1.1.	The Borrower has the required legal capacity to perform its activities, conclude and perform this Agreement, the Borrower has no revoked (canceled) license required to perform the core activity, the license validity term has not expired, or the core activity performed by the Borrower is not subject to licensing;

9.1.2.	The Borrower has an opportunity and undertakes to fulfill its obligations under the Agreement in full and within the terms established;

9.2.	The Person that signed this Agreement shall be entitled to it, all formalities have been fulfilled and all required procedures for conclusion of the Agreement have been complied with, as well as all approvals for conclusion of the Agreement required in accordance with the constituent documents and the applicable laws have been obtained by the Bank. Obtaining of other approvals by the Borrower shall not be required;

9.3.	All information and documents provided by the Borrower to the Bank in connection with the Agreement conclusion are true, the Borrower concealed no circumstances that could adversely affect the Bank’s resolution concerning conclusion hereof in case of their detection;

9.4.	Conclusion of the Agreement does not violate any rights and obligations of the Borrower towards third parties, except for violations specified in Annex No. 3 hereto;

9.5.	The Borrower is not involved and is not connected with any transaction or other obligation when the Borrower is in a situation of failure to fulfill its obligations or shall early fulfill its obligations, or participation in such transactions or obligations may adversely affect the Borrower’s ability to fulfill obligations under the Agreement, and the Bank has not been informed in writing by the Borrower on them and except for the violations specified in Annex No.3 to this Agreement.

10. AGREEMENT VALIDITY TERM

10.1.	The Agreement is made and subject to interpretation in compliance with the Law.

10.2.	The Agreement shall come into force on the Restructuring Date and shall be valid until full and proper performance of all the obligations under the Agreement by the Parties.

10.3.	All amendments and supplements to the Agreement (except for unilateral changes set forth by the Agreement) shall be executed in writing signed by the Parties’ authorized representatives and shall be deemed to be an integral part of the Agreement.

Additional agreement No. 7 to Credit Agreement No. 2640

10.4.	If any provision of the Agreement becomes or is declared invalid or not relevant subject to the Laws due to amendments introduction into the Laws, the remaining provisions of the Agreement shall remain in force.

11. DISPUTE SETTLEMENT

11.1.	Disputes or difficulties arising from the Agreement when the Parties failed to reach agreement, shall be reviewed subject to the Laws at the Arbitration court Moscow.

12. CORRESPONDENCE

12.1.	Any message (notification, notice, claim, request) sent by one Party to the other in connection with the Agreement performance shall be made in writing with reference to “Ref. 422180 Credit Agreement No. 2640.

12.2.	The Parties exchange messages by courier, postal service (registered mail with delivery notification), as well as any other ways allowing for reliably establishing that the message comes from the Party to the Contract.

12.3.	The notice (notification, request, enquiry) shall be deemed duly sent and received by the addressee (except as otherwise expressly provided in the Agreement):

a.	on the date specified on the copy of the message by the Party to the Agreement (its representative or authorized person) upon message delivery (including upon message delivery by courier);

b.	on the date specified in the notification of the message delivery sent by registered mail with delivery notification;

c.	on the date of refusal by the Party to the Agreement to receive the message sent, if this refusal is recorded by the post office;

d.	on the date when the message sent by registered mail with delivery notification to the address specified by the Party in the Agreement or to the address reported by the Party subject to clause 12.4. of the Agreement was not delivered due to the addressee’s absence at the address specified (according to the information received by the message sender from the post office);

e.	on the date of message transfer by any other means allowing for reliably establishing that the message comes from the Party to the Agreement.

A copy of the sent message shall be sent to the Borrower to e-mail corpfin@mechel.com.

In addition, the Borrower assumes full responsibility if as a result of sending the notification/e-mail confidential information is disclosed or such information is received by a person not authorized to access it, and the Borrower shall not be entitled to file to the Bank any claims in such cases.

12.4.	The Parties shall notify each other in writing on the upcoming change of their addresses, phone numbers at least 10 (Ten) calendar days prior to the date of change. The risk of the Agreement improper performance arising in connection with late notification shall be borne by the Party that failed to notify or untimely notified the other Party on any change of its addresses and communication means numbers.

13. ADDRESSES AND BANK DETAILS OF THE PARTIES

Lender:	Borrower:

VTB Bank (Public Joint Stock Company)	Mechel Open Joint Stock Company
Location: 29 Bolshaya Morskaya str., St.-Petersburg 190000	Location: 1 Krasnoarmeyskaya Str., Moscow 125993

Additional agreement No. 7 to Credit Agreement No. 2640

Postal address: 37 Plyushchikha str., Moscow 119121 Telex: 412362 BFTRRU	Postal address: 1 Krasnoarmeyskaya Str., Moscow 125993
Telephone: (495) 785-50-19 Telefax: (495) 737-65-42	Telephone: (495) 221-88-88
Corr. acc. No.30101810700000000187 in the Main Department of the Central Bank of the Russian Federation in the Central Federal District, Moscow, Corr. acc. in USD	Settl. acc. No. 40702810900160001038 at VTB Bank (PJSC) Settl. account in foreign currency No. 40702840200160001038 at VTB Bank (PJSC)

No. 36208997 at Citibank NA, New York

(CITI US 33)

or No. 890-0055-006 at Bank of New York Mellon.

New York (IRVTUS3N),

Corr/acc. in EURO No. 0102758018 at VTB Bank (Deutschland) AG,

Frankfurt am Main (OWHB DE FF)

BIC 044525187

TIN 7702070139

OGRN1027739609391

TIN 7703370008 OGRN 1037703012896

14. FINAL PROVISIONS

14.1.	Information specified in Federal Law No. 218-FZ “On credit histories” dated December 30, 2004 shall be transferred to the Credit Histories Bureau.

14.2.	Each page of the Agreement contains the Bank’s stamp according to the following sample:

14.3.	Annex No. 1 - financial and economic performance data of the Borrower, Annex No. 2 - Certificate of conformity, Annex No. 3 - rights and obligations of the Borrower to third parties, Annex No. 4 - foreclosure procedure on the pledge, Annex No. 5 - application on acknowledging the Borrower or the guarantor under the Agreement as a bankrupt, Annex No. 6 - Information on encumbered assets (that arose before the date of signature of the Additional Agreement), are an integral part of the Agreement.

14.4.	Entries made by hand in specially provided lines in the text of the Agreement are agreed and confirmed by the Parties. These entries shall not be considered as over reporting.

Annex No. 1

to Credit Agreement No. 2640

dated December 27, 2010.

(on the Borrower’s letterhead)

We hereby inform that Mechel Open Joint Stock Company as of (date of the document execution):

•	has no overdue debt to the federal budget, budgets of constituent entities of the Russian Federation, local budgets and non-budgetary funds;

or

•	has overdue debt to the federal budget, budgets of constituent entities of the Russian Federation, local budgets and non-budgetary funds

in the amount                     of roubles (in figures and words), that amounts to    % of net assets.

•	has no overdue debt to employees on payroll;

or

•	has overdue debt to employees on payroll in the amount of roubles (in numbers and words).

•	List No. 2 was not provided for accounts at the banks serviced (the counterparty’s name);

or

•	List No. 2 was provided for accounts at the banks serviced (the counterparty’s name) (specify the bank, account and the list scope).

•	within the period from 01.01.2015 till present, the activities of (the counterparty’s name) had no negative events and trends specified (availability of negative net assets, reduction of revenue amount by more than 50% compared to the similar indicator of the previous year, availability of losses exceeding 25% of net assets that led to reduction of net assets by more than 25% compared to their maximum value during the obligations period, but no more than last 12 months (5 reporting dates), increase of the accounts receivable or payable amount by more than three times, availability of overdue accounts receivable, surplus stock and their amount exceeds 25% of net assets, double excess of short-term liabilities over current assets, introduction of enforcement proceedings). If any of the events specified was noted in the counterparty’s activities, it is required to provide its cost estimate and detailed comments.

Head

L.S.

Additional agreement No. 7 to Credit Agreement No. 2640

Annex No. 2

to Credit Agreement No. KC 2640

dated December 27, 2010

[ON THE BORROWER’S LETTERHEAD]

ref. No.

    ,              20

VTB Bank (PJSC)

Department for Maintenance of Credit,

Pledge and Documentary Transactions,

ref. 422180

CERTIFICATE OF CONFORMITY

We confirm that as of                     .    .        :

Value
1. Net debt / EBITDA
2. EBITDA/ Net interest payments

Terms and definitions used herein have the same meanings as in Credit Agreement No. 2640 dated December 27, 2010. as revised in 2015, unless otherwise expressly provided by the context of the Certificate of Conformity.

This letter is an integral part of the Agreement.

Annex A:

•	calculation of financial indicators Total Debt, Net Debt, Net Interest payments and EBITDA (that includes all items specified in terms Total Debt, Net Debt, Net Interest payments and EBITDA specified in section 1. TERMS and DEFINITIONS of the Agreement) for the relevant reporting period / on the relevant reporting date,

Annex B: opinion of the financial statements auditor of Mechel Group provided in accordance with subclause 11) of clause 5.1. of the Agreement or of the company that provides the Report of the Financial Advisor confirming all information provided herein.

On behalf of the Borrower

(position of the authorized person)

Full name

Signature

L.S.

Annex No. 3

to Credit Agreement No. KC 2640

dated December 27, 2010

Rights and obligations of the Borrower to third parties

No.	Type of Financial debt	Counterparty	Agreement number	Agreement conclusion date	Agreement termination date	Agreement currency	Amount of outstanding obligation
							Total amount of outstanding obligation	Principal Debt	Percent
1	Credit	Bank of China (Elos)	KP- -1-09/11	01.09.2011	20.06.2015	RUR	55,650,577.05	54,715,172.45	935,404.60
					Total:	RUR	55,650,577.05	54,715,172.45	935,404.60

Annex No. 4

to Credit Agreement No. KC 2640

dated December 27, 2010

Foreclosure procedure on the pledge

1.	Case No. A58-2716/2015, is considered by the Arbitration Court of the Republic of Sakha (Yakutia): Eurasian Development Bank applied to the Arbitration Court of the Republic of Sakha (Yakutia) with a statement of claim to Yakutugol HC OAO for early repayment of monetary funds in the amount of:

Debt	Debt amount in Russian roubles;
Overdue principal debt	1,857,360,936.73
Overdue percent	88,028,950.09
Penalties for late payment of interest and principal debt	180,079,765.12
Total debt	2,125,469,651.94
Reimbursable expenses and costs	11,038.04	*

*	Reimbursable expenses and costs are specified in USD, they are subject to reimbursement in Russian roubles at the rate of the CB of the RF on the date of reimbursement

2.	Case No. A76-12497/2015. Eurasian Development Bank applied to the arbitration court of the Chelyabinsk Region with a claim to CMP OAO on foreclosure on the pledged property (pledged under the pledge agreement concluded to secure obligations of Yakutugol HC OAO under the credit agreement).

3.	Case No A76-12498/2015. Eurasian Development Bank to Mechel Coke OOO with a claim on foreclose on the pledged property (pledged under the pledge agreement concluded to secure obligations of Yakutugol HC OAO under the credit agreement).

Annex No. 5

to Credit Agreement No. KC 2640

dated December 27, 2010

Application on acknowledging the Borrower or the guarantor under the Agreement as a bankrupt

No Item No	Plaintiff	Defendant	Bankruptcy case number	Currency	Claim amount	Date of the next hearing
1	Avtodorkomplekt LLC	Korshynov Mining Plant OAO		RUR	817,876.04	Not appointed, paid
2	SZEMO Elektrodvigatel LLC	Korshynov Mining Plant OAO		RUR	1,471,735.78	Not appointed
3	GIDROMASHSERVIS CJSC	Korshynov Mining Plant OAO		RUR	8,736,068.54	Appointed for 16.09.2015, paid
4	Gornaya mekhanika LLC	Korshynov Mining Plant OAO		RUR	8,258,175.52	Not appointed, paid
5	EVROSNAB Company LLC	Korshynov Mining Plant OAO		RUR	487,520.87	Not appointed, paid
6	Radian Management Company LLC	Korshynov Mining Plant OAO	A19-4328/2014	RUR	10,140,374.30	Not appointed
7	Sanesta-Metal LLC	Korshynov Mining Plant OAO		RUR	1,321,277.18	Not appointed
8	EKG Servis Holding LLC	Korshynov Mining Plant OAO		RUR	8,166,170.44	Not appointed, paid
9	ATI Plant JSC	Korshynov Mining Plant OAO		RUR	51,130.37	Not appointed
10	Teplovoz-RemServis LLC	Korshynov Mining Plant OAO		RUR	2,884,071.64	Not appointed
11	Energy Resouces Management Systems CJSC	Korshynov Mining Plant OAO		RUR	1,392,077.41	Not appointed, paid
12	Uralsky Zavod Gornogo Oborudovaniya LLC	Korshynov Mining Plant OAO		RUR	9,180,755.74	Not appointed, paid
13	EZTM-Marketing LLC	Korshynov Mining Plant OAO		RUR	3,376,567.93	Not appointed
14	Diabaz Karyer LLC	Korshynov Mining Plant OAO		RUR	3,972,674.62	Not appointed, paid
15	Iskra Krasnoyarsk Design Bureau JSC	Korshynov Mining Plant OAO		RUR	239,120.62	Not appointed, paid
16	Aleksandrovsky Trading House LLC	Korshynov Mining Plant OAO		RUR	151,144.39	Not appointed

Additional agreement No. 7 to Credit Agreement No. 2640

17	PKFMitsar LLC	Korshynov Mining Plant OAO	RUR	2,911,689.83	Not appointed, paid
18	SZEMO Elektromashina LLC	Korshynov Mining Plant OAO	RUR	911,718.00	Not appointed
19	Elektromash JSC	Korshynov Mining Plant OAO	RUR	840,682.68	Not appointed
20	Podyemnik LLC	Korshynov Mining Plant OAO	RUR	390,804.08	Not appointed, paid
21	Promeksim LLC	Korshynov Mining Plant OAO	RUR	15,188,000.87	Not appointed, paid
22	Avangard ZVL LLC	Korshynov Mining Plant OAO	RUR	658,751.44	Not appointed, paid
23	Pervaya Gornaya kompaniya LLC	Korshynov Mining Plant OAO	RUR	956,540.53	Not appointed, paid
24	Voskresensk BelAZ-servis LLC	Korshynov Mining Plant OAO	RUR	1,026,385.23	Not appointed, paid
25	DALKOS LLC	Korshynov Mining Plant OAO	RUR	181,589.82	Not appointed, paid
26	KhimEksport Trade Company LLC	Korshynov Mining Plant OAO	RUR	704,380.00	Not appointed, paid
27	Cheboksarsky Elektroapparat CJSC	Korshynov Mining Plant OAO	RUR	829,003.60	Not appointed, paid
28	Electrical Fitting Plant JSC	Korshynov Mining Plant OAO	RUR	392,677.11	Not appointed, paid
29	EspaSa LLC	Korshynov Mining Plant OAO	RUR	511,043.50	Not appointed
30	BelazSpetsServis CJSC	Korshynov Mining Plant OAO	RUR	5,997,181.36	Not appointed, paid
31	KROK incorporated CJSC	Korshynov Mining Plant OAO	RUR	1,075,402.87	Not appointed, paid
32	Star-Dizel LLC	Korshynov Mining Plant OAO	RUR	1,264,317.91	Not appointed
33	Electrical Fitting Plant JSC	Korshynov Mining Plant OAO	RUR	392,677.11	Not appointed, paid
34	MPS-Tekhno Trading House LLC	Korshynov Mining Plant OAO	RUR	872,890.10	Not appointed, paid
35	Instroy LLC	Korshynov Mining Plant OAO	RUR	4,517,563.30	Not appointed, paid
36	Penopolyuretan LLC	Korshynov Mining Plant OAO	RUR	961,872.11	Not appointed, paid
37	Uralsky Zavod Gornogo Oborudovaniya LLC	Korshynov Mining Plant OAO	RUR	4,684,883.27	Not appointed, paid
38	VestaStal LLC	Korshynov Mining Plant OAO	RUR	29,942,841.12	Not appointed, paid in part
39	Gornye Tekhnologii CJSC	Korshynov Mining Plant OAO	RUR	2,965,891.41	Not appointed
40	Atlantik LLC	Korshynov Mining Plant OAO	RUR	2,595,769.70	Not appointed, paid

Additional agreement No. 7 to Credit Agreement No. 2640

41	TradeService LLC	Korshynov Mining Plant OAO	RUR	1,072,641.21	Not appointed, paid
42	RegionPromServis LLC	Korshynov Mining Plant OAO	RUR	1,458,446.96	Not appointed, paid
43	Transmetallsnab CJSC	Korshynov Mining Plant OAO	RUR	3,955,176.70	Not appointed, paid
44	KODA PKF LLC	Korshynov Mining Plant OAO	RUR	1,680,957.81	Not appointed, paid
45	Pervy Kemerovsky avtoremontny zavod JSC	Korshynov Mining Plant OAO	RUR	531,463.90	Not appointed
46	Finansovo-Promyshlennaya Kompaniya CJSC	Korshynov Mining Plant OAO	RUR	1,281,380.31	Not appointed, paid
47	Region-SMT Company LLC	Korshynov Mining Plant OAO	RUR	2,575,578.11	Not appointed, paid
48	KholdingTekhMontazh Tsentr LLC	Korshynov Mining Plant OAO	RUR	704,402.48	Not appointed, paid
49	Teosvip-Tegeler LLC	Korshynov Mining Plant OAO	RUR	2,465,011.60	Not appointed, paid
50	ShelTrade LLC	Korshynov Mining Plant OAO	RUR	3,558,599.25	Not appointed
51	Promstroyelektro LLC	Korshynov Mining Plant OAO	RUR	1,438,001.84	Not appointed, paid
52	Kapitan LLC	Korshynov Mining Plant OAO	RUR	432,994.20	Not appointed, paid in part
53	Sberbank Leasing CJSC	Korshynov Mining Plant OAO	RUR	49,146,384.97	Not appointed, paid in part
54	IvVtror Tekstil LLC	Korshynov Mining Plant OAO	RUR	384,893.45	Not appointed, paid
55	IPO Production Association TD CJSC	Korshynov Mining Plant OAO	RUR	5,025,690.28	Not appointed
56	Severskaya Trubnaya kompaniya LLC	Korshynov Mining Plant OAO	RUR	2,522,549.87	Not appointed
57	PromTekhSnab LLC	Korshynov Mining Plant OAO	RUR	8,981,372.70	Not appointed
58	Consulting and Outsoursing Systems LLC	Korshynov Mining Plant OAO	RUR	501,051.34	Not appointed, paid
59	Barnaul Asbestos Products Plant JSC	Korshynov Mining Plant OAO	RUR	516,636.69	Not appointed
60	Yuzhny Liteyny Zavod LLC	Korshynov Mining Plant OAO	RUR	1,429,647.33	Not appointed
61	Uralneftservis CJSC	Korshynov Mining Plant OAO	RUR	1,429,647.33	Not appointed
62	Sava Servis Firma LLC	Korshynov Mining Plant OAO	RUR	323,423.00	Not appointed, paid
63	TransMash RS LLC	Korshynov Mining Plant OAO	RUR	4,072,364.33	Not appointed

Additional agreement No. 7 to Credit Agreement No. 2640

64	Megapolis LLC	Korshynov Mining Plant OAO		RUR	6,145,483.12	Not appointed
60	Bays Construction Company LLC	Yakutugol Holding Company OAO	A58-1222/14	RUR	20,848,000.00	09/09/2015
61	BETRO-Tekh LLC	Yakutugol Holding Company OAO		RUR	4,735,613.70	Not appointed
62	Industriya-Servis Technical Center LLC	Yakutugol Holding Company OAO		RUR	2,521,589.53	Not appointed
63	Triton LLC	Yakutugol Holding Company OAO		RUR	3,802,082.79	Not appointed
64	Industriya-Servis Trading House LLC	Yakutugol Holding Company OAO		RUR	1,021,660.85	Not appointed
65	Vostok Trans Servis LLC	Yakutugol Holding Company OAO		RUR	1,589,059.15	Not appointed
66	RESINOTEKHNIKA CJSC	Yakutugol Holding Company OAO		RUR	3,936,591.54	Not appointed
67	UNKOMTEKH Trading House LLC	Yakutugol Holding Company OAO		RUR	1,298,872.22	Not appointed
68	URALSKY ZAVOD GORNOGO OBORUDOVANIYA LLC	Yakutugol Holding Company OAO		RUR	2,265,695.81	Not appointed
69	Kamsky Kabel LLC	Yakutugol Holding Company OAO		RUR	9,870,093.95	Not appointed
70	Borovichsky Refractories Plant JSC	Yakutugol Holding Company OAO		RUR	1,093,356.07	Not appointed
71	SZEMO GIDROMONTAZHKOMPLEKT CJSC	Yakutugol Holding Company OAO		RUR	941,371.55	Not appointed
72	Truboprovodnye sistemy LLC	Yakutugol Holding Company OAO		RUR	391,804.47	Not appointed
73	Energotekhservis Construction Company LLC	Yakutugol Holding Company OAO		RUR	1,852,530.15	Not appointed
74	Tyumen Steelworks Plant LLC	Yakutugol Holding Company OAO		RUR	4,076,000.00	Not appointed
75	Rostovsky zavod Energoagregat LLC	Yakutugol Holding Company OAO		RUR	5,570,243.76	Not appointed
76	STIL-Garant LLC	Yakutugol Holding Company OAO		RUR	171,156.00	Not appointed

Additional agreement No. 7 to Credit Agreement No. 2640

77	MSK-servis LLC	Yakutugol Holding Company OAO	RUR	1,391,688.71	Not appointed
78	Kvartz LLC	Yakutugol Holding Company OAO	RUR	6,022,311.11	Not appointed
79	Poligraff Company LLC	Yakutugol Holding Company OAO	RUR	1,755,250.00	Not appointed
80	Avangard-spetsodezhda LLC	Yakutugol Holding Company OAO	RUR	2,389,763.95	Not appointed
81	Kuzbasslegprom LLC	Yakutugol Holding Company OAO	RUR	544,578.29	Not appointed
82	Resourse Invest Oil LLC	Yakutugol HC OAO	RUR	5,633,360.48	Not appointed
83	Neftebazstroy CJSC	Yakutugol Holding Company OAO	RUR	1,260,863.19	Not appointed
84	KMPK Trading House LLC	Yakutugol Holding Company OAO	RUR	426,240.15	Not appointed
85	Uralskaya proizvodstvennaya kompaniya LLC	Yakutugol Holding Company OAO	RUR	638,880.50	Not appointed
86	DALKOS LLC	Yakutugol Holding Company OAO	RUR	1,491,995.50	Not appointed
87	Kompaniya PromTekhSnab CJSC	Yakutugol Holding Company OAO	RUR	798,863.39	Not appointed
88	Breaking, Sealing and Heat Insulation Products Plant JSC	Yakutugol Holding Company OAO	RUR	320,195.26	Not appointed
89	Okhrana FSUE of the Ministry of Internal Affairs of the Russian Federation	Yakutugol Holding Company OAO	RUR	3,954,201.58	Not appointed
90	Vostok-Servis-Amur CJSC	Yakutugol Holding Company OAO	RUR	214,361.33	Not appointed
91	Tekhnologii Gornogo Machinostroyeniya LLC	Yakutugol Holding Company OAO	RUR	3,375,542.09	Not appointed
92	Crane Low Voltage Equipment Plant LLC	Yakutugol Holding Company OAO	RUR	337,289.18	Not appointed
93	Iskra Krasnoyarsk Design Bureau JSC	Yakutugol Holding Company OAO	RUR	3,318,226.18	Not appointed
94	Rost-Stroy LLC	Yakutugol Holding Company OAO	RUR	2,066,175.92	Not appointed
95	Sole trader Anisiy Anisievich Alekseyev	Yakutugol Holding Company OAO	RUR	518,660.65	Not appointed

Additional agreement No. 7 to Credit Agreement No. 2640

96	Karagandarezinotekhnika TOO	Yakutugol Holding Company OAO	RUR	1,507,169.14	Not appointed
97	Elga LLC	Yakutugol Holding Company OAO	RUR	14,726,040.96	Not appointed
98	Krona-KS LLC	Yakutugol Holding Company OAO	RUR	460,327.10	Not appointed
99	Avtotekhsnab DV LLC	Yakutugol Holding Company OAO	RUR	2,314,976.63	Not appointed
100	Korund LLC	Yakutugol Holding Company OAO	RUR	305,834.65	Not appointed
101	Khimuglemet CJSC	Yakutugol Holding Company OAO	RUR	170,159.92	Not appointed
102	Federal Government Institution “Detachment 7 of the Federal Fire-Fighting Service of the Republic of Sakha (Yakutia)”	Yakutugol Holding Company OAO	RUR		Not appointed. Settlement agreement is concluded 13,173,273.00
103	Strategiya Research, Development and Production Association LLC	Yakutugol Holding Company OAO	RUR	458,317.65	Not appointed
104	Karyertekhresurs LLC	Yakutugol Holding Company OAO	RUR	3,071,823.26	Not appointed
105	Region-Market LLC	Yakutugol Holding Company OAO	RUR	1,394,265.88	Not appointed
106	SM-Oil LLC	Yakutugol Holding Company OAO	RUR	857,437.25	Not appointed
107	Chelyab komplekt LLC	Yakutugol Holding Company OAO	RUR	2,474,077.74	Not appointed
108	YugPromSnab LLC	Yakutugol Holding Company OAO	RUR	732,585.10	Not appointed
109	UralPromSnab LLC	Yakutugol Holding Company OAO	RUR	7,743,143.38	Not appointed
110	Dzerzhinskkhimpromservis Trading House LLC	Yakutugol Holding Company OAO	RUR	1,390,779.50	Not appointed
111	Invest-Svyaz-Kholding CJSC	Yakutugol Holding Company OAO	RUR	7,693,616.98	Not appointed

Additional agreement No. 7 to Credit Agreement No. 2640

112	PromTekhnoCenter Trading House LLC	Yakutugol Holding Company OAO	RUR	2,961,562.24	Not appointed
113	Promstroyelektro LLC	Yakutugol Holding Company OAO	RUR	951,236.44	Not appointed
114	Korporatsiya Avtoshinsnab Trade Company LLC	Yakutugol Holding Company OAO	RUR	6,164,127.99	Not appointed
115	Chelyabinsky traktorny zavod-Uraltrak LLC	Yakutugol Holding Company OAO	RUR	613,340.05	Not appointed
116	SamaraSnabPodshipnik CJSC	Yakutugol Holding Company OAO	RUR	7,472,627.72	Not appointed
117	Pervy Kemerovsky avtoremontny zavod JSC	Yakutugol Holding Company OAO	RUR	717,917.94	Not appointed
118	Gelena Khimavto LLC	Yakutugol Holding Company OAO	RUR	4,597,758.45	Not appointed
119	Stroy elektrosnab LLC	Yakutugol Holding Company OAO	RUR	240,359.10	Not appointed
120	Interpro LLC	Yakutugol Holding Company OAO	RUR	984,144.08	Not appointed
121	Dynamika Research and Production Enterprise LLC	Yakutugol Holding Company OAO	RUR	408,909.00	Not appointed
122	SELPI GRUPP LLC	Yakutugol Holding Company OAO	RUR	542,162.25	Not appointed
123	MAKHINA Company LLC	Yakutugol Holding Company OAO	RUR	5,507,617.50	Not appointed
124	Gornaya avtomatika Trade House CJSC	Yakutugol Holding Company OAO	RUR	4,264,985.65	Not appointed
125	AVTOBAZIS LLC	Yakutugol Holding Company OAO	RUR	479,966.22	Not appointed
126	Goreks-Svetotekhnika Exposion-Proof and General Industrial Equipment Plant LLC	Yakutugol Holding Company OAO	RUR	428,278.84	Not appointed
127	Privodelektro LLC	Yakutugol Holding Company OAO	RUR	5,040,474.56	Not appointed
128	MSK-service LLC	Yakutugol Holding Company OAO	RUR	570,254.40	Not appointed
129	Tekhstroy-Kazan LLC	Yakutugol Holding Company OAO	RUR	908,698.65	Not appointed

Additional agreement No. 7 to Credit Agreement No. 2640

130	ART-STROY construction systems LLC	Yakutugol Holding Company OAO	RUR	2,550,268.19	Not appointed
131	Sberbank Leasing CJSC	Yakutugol Holding Company OAO	RUR	146,792,929.41	Not appointed
132	Uralsky Zavod Tyazhelogo Mashinostroyeniya JSC	Yakutugol Holding Company OAO	RUR	62,460,525.19	Not appointed
133	Uralskiye Liteyno-Mekhanicheskiye Masterskiye Trade House CJSC	Yakutugol Holding Company OAO	RUR	491,803.23	Not appointed
134	AviaTAR CJSC	Yakutugol Holding Company OAO	RUR	1,808,601.07	Not appointed
135	Tekhstroy Kontrakt Management Company LLC	Yakutugol Holding Company OAO	USD	7,008,000.00	Not appointed
136	Remkompleks LLC	Yakutugol Holding Company OAO	RUR	1,696,387.01	Not appointed
137	Tyazhmashservis LLC	Yakutugol Holding Company OAO	RUR	463,176.35	Not appointed
138	KuzbassAgro Tsentr Management Company LLC	Yakutugol Holding Company OAO	RUR	276,222.23	Not appointed
139	ASI Engineering Center LLC	Yakutugol Holding Company OAO	RUR	2,660,000.00	Not appointed
140	Inpart LLC	Yakutugol Holding Company OAO	RUR	7,541,564.62	Not appointed
141	Taurus CJSC	Yakutugol Holding Company OAO	RUR	1,465,502.49	Not appointed
142	Rost-Trend LLC	Yakutugol Holding Company OAO	RUR	628,676.23	Not appointed
143	TekstilEksp LLC	Yakutugol Holding Company OAO	RUR	717,216.45	By the ruling dated 27.08.2015 the application was returned
144	Krasny Yakor Trade House CJSC	Yakutugol Holding Company OAO	RUR	563,737.42	Not appointed
145	Mostekhonologiya LLC	Yakutugol Holding Company OAO	RUR	2,545,016.20	Not appointed

Additional agreement No. 7 to Credit Agreement No. 2640

146	Star-Dizel LLC	Yakutugol Holding Company OAO		RUR	2,271,426.95	Not appointed
147	Forton Company LLC	Yakutugol Holding Company OAO		RUR	883,091.48	Not appointed
148	Industrial Safety Emergency Rescue Team LLC	Yakutugol Holding Company OAO		RUR	8,807,035.12	Not appointed
149	KAREKS SEVERO-ZAPAD LLC	Yakutugol Holding Company OAO		RUR	778,045.34	Not appointed
150	Cheboksarsky Elektroapparat JSC	Southern Kuzbass OAO		RUR	391,660.90	Not appointed
151	SVETOTEKHNIKA Research, Development and Production Association LLC	Southern Kuzbass OAO		RUR	3,350,390.40	Not appointed
152	EKO tekhnologii NT CJSC	Southern Kuzbass OAO		RUR	1,046,446.04	Not appointed
153	SUER CJSC	Southern Kuzbass OAO		RUR	339,172.03	Not appointed, repaid
154	Industriya-Servis TTs LLC	Southern Kuzbass OAO		RUR	6,718,671.94	Not appointed
155	Promyshlennoye Stroitelstvo LLC	Southern Kuzbass OAO		RUR	4,229,825.75	Not appointed
156	Chernykh Mechanical Engineering Plant JSC	Southern Kuzbass OAO	A27-4036/2014	RUR	11,714,591.40	Not appointed, repaid
157	Pirant-K LLC	Southern Kuzbass OAO		RUR	490,535.07	Not appointed
158	GMK SZEMO CJSC	Southern Kuzbass OAO		RUR	471,286.00	Not appointed
159	Chelyabinsk Compressor Plant CJSC	Southern Kuzbass OAO		RUR	1,301,669.11	Not appointed
160	Assotsiatsiya BAST LLC	Southern Kuzbass OAO		RUR	1,238,674.91	Not appointed, repaid
161	SMT Sharf LLC	Southern Kuzbass OAO		RUR	11,064,396.43	Not appointed
162	Russkaya smazochnaya kompaniya LLC	Southern Kuzbass OAO		RUR	1,041,684.40	Not appointed
163	Rostovsky zavod Energoagregat LLC	Southern Kuzbass OAO		RUR	628,872.00	Not appointed
164	KARZ-1 JSC	Southern Kuzbass OAO		RUR	1,824,992.09	Not appointed
165	Kurskrezinotekhinka JSC	Southern Kuzbass OAO		RUR	45,949,215.12	Not appointed
166	Svetotekhnika TD LLC	Southern Kuzbass OAO		RUR	116,634.94	Not appointed, repaid

Additional agreement No. 7 to Credit Agreement No. 2640

167	Russhina-Tyumen LLC	Southern Kuzbass OAO	RUR	4,382,658.86	Not appointed
168	SibTenzoPribor Zavod LLC	Southern Kuzbass OAO	RUR	151,442.10	Not appointed
169	Goreks-Svetotekhnika Exposion-Proof and General Industrial Equipment Plant LLC	Southern Kuzbass OAO	RUR	699,315.79	Not appointed
170	Dmitrovgradkhimash JSC	Southern Kuzbass OAO	RUR	1,113,288.17	Not appointed, repaid
171	Belavtosib LLC	Southern Kuzbass OAO	RUR	1,528,256.34	Not appointed
172	Modular degassing plants Research and Production Enterprise LLC	Southern Kuzbass OAO	RUR	54,333,778.13	Not appointed
173	Avtoprompodshipnik-NK LLC	Southern Kuzbass OAO	RUR	996,186.06	Not appointed
174	Kuzbasselektromontazh LLC	Southern Kuzbass OAO	RUR	640,820.88	Not appointed
175	Trading House of Krasny Oktyabr LLC	Southern Kuzbass OAO	RUR	3,950,405.99	Not appointed, repaid
176	Tyazhmashservis LLC	Southern Kuzbass OAO	RUR	3,598,270.26	Not appointed, repaid
177	TransMash RS LLC	Southern Kuzbass OAO	RUR	2,080,036.57	Not appointed, repaid
178	Elektrotoch pribor KSTs LLC	Southern Kuzbass OAO	RUR	31,138,386.19	Not appointed, repaid
175	Remkompleks LLC	Southern Kuzbass OAO	RUR	2,399,676.80	Not appointed, repaid
176	KuzbassServis RPB LLC	Southern Kuzbass OAO	RUR	28,948,341.34	Not appointed, repaid
177	Eko Svet Zapad LLC	Southern Kuzbass OAO	RUR	1,145,345.67	Not appointed, repaid
178	TD Gornaya avtomatika CJSC	Southern Kuzbass OAO	RUR	354,067.67	Not appointed, repaid
179	Mageron LLC	Southern Kuzbass OAO	RUR	2,736,630.44	Not appointed, repaid
180	Mostekhonologiya LLC	Southern Kuzbass OAO	RUR	1,464,211.91	Not appointed, repaid
181	Megavatt Trading House LLC	Southern Kuzbass OAO	RUR	137,541.70	returned to the applicant
182	Breaking, Sealing and Heat Insulation Products Plant JSC	Southern Kuzbass OAO	RUR	340,952.39	Not appointed, not repaid
183	Sibtransservis LLC	Southern Kuzbass OAO	RUR	11,113,536.49	Not appointed, repaid

Additional agreement No. 7 to Credit Agreement No. 2640

184	Uralsky Gornoremontny Zavod,	Southern Kuzbass OAO		RUR	2,787,407.52	Not appointed, not repaid
185	OTR shina LLC	Southern Kuzbass OAO		RUR	2,772,402.51	Not appointed, repaid
186	YurMP LLC	Southern Kuzbass OAO		RUR	12,022,625.09	Not appointed, repaid
187	IvVtror Tekstil LLC	Southern Kuzbass OAO		RUR	748,725.46	Not appointed, repaid
188	Tegas LLC	Southern Kuzbass OAO		RUR	8,043,911.47	Not appointed, repaid
189	ERT-Groupe LLC	Southern Kuzbass OAO		RUR	2,521,328.54	Not appointed, repaid
190	Elektrodvigatel-servis LLC	Southern Kuzbass OAO		RUR	1,872,406.44	Not appointed, repaid
191	Sibenergoremont JSC	Southern Kuzbass OAO		RUR	1,788,289.56	Not appointed, repaid
192	Kurskrezinotekhinka JSC	Southern Kuzbass OAO		RUR	3,610,744.79	Not appointed, repaid
193	Proyekt-servis LLC	Southern Kuzbass OAO		RUR	2,052,921.55	Not appointed, repaid
194	Kuzbass Eko-Stroy LLC	Southern Kuzbass OAO		RUR	350,388.52	Not appointed, repaid
196	RosPromSoyuz LLC	Southern Kuzbass OAO		RUR	2,181,462.39	Not appointed, repaid
197	RegionSnabKomplekt LLC	Southern Kuzbass OAO		RUR	693,748.46	Not appointed, repaid
198	Vintere LLC	Southern Kuzbass OAO		RUR	997,717.95	Not appointed, repaid
199	KAMAZ Kemerovo Autocenter LLC	Southern Kuzbass OAO		RUR	4,431,551.15	Not appointed, repaid
200	TI-Tra nekomplekt LLC	Southern Kuzbass OAO		RUR	6,291,845.00	Not appointed, repaid
201	Mining and Construction Supplier LLC	Southern Kuzbass OAO		RUR	45,843,047.95	Not appointed, repaid
202	MSK-Servis LLC	Southern Kuzbass OAO		RUR	2,442,058.85	Not appointed, repaid
203	Sumitek International LLC	Southern Kuzbass OAO		RUR	4,628,888.86	Not appointed, repaid
204	Tekhnolohiya LLC	Southern Kuzbass OAO		RUR	110,713.58	Not appointed, repaid
205	Evropart Rus LLC	Southern Kuzbass OAO		RUR	3,648,078.35	To be considered on 08.09.2015, repaid
206	VTB Bank	Mechel Carbon (Singapore) Pte. Ltd.	HC/CWU 26/2015 & HC/OS 150/2015	RUR	16,335,337,442.12	28.09.2015.
180	Gidrosila LLC	CMP PAO		RUR	927,448.24	Without consideration
181	Tekhnoros Production Association CJSC	CMP PAO	A76-31177/2014	RUR	7,728,537.10	Not appointed
182	TSB Integrirovannye Resheniya LLC	CMP PAO		RUR	1,794,665.00	Not appointed

Additional agreement No. 7 to Credit Agreement No. 2640

183	YuMTs LLC	CMP PAO		RUR	4,047,431.46	Not appointed
184	Sputnik-Komplektatsiya LLC	CMP PAO		RUR	504,007.25	Not appointed
185	Kurskrezinotekhinka JSC	CMP PAO		RUR	2,743,023.14	Not appointed
186	LLK-International LLC	CMP PAO		RUR	5,242,584.54	Not appointed
187	TB i E IKTs LLC	Bratsk Ferroalloy Plant OOO		RUR	314,600.00	Not appointed
188	EKRA-Sibir LLC	Bratsk Ferroalloy Plant OOO	A19-11337/2015	RUR	468,202.00	Not appointed
189	Veza-Sever LLC	Bratsk Ferroalloy Plant OOO		RUR	796,830.70	Not appointed
190	KompleksStroy LLC	Bratsk Ferroalloy Plant OOO		RUR	815,574.83	Suspended
191	RPFB PROJECT FINANCE LTD.	Mechel OAO	A40-148890/2015	RUR	752,206,886.37	15/09/2015
			total	RUR	17,901,373,580.32
			total	USD	7,008,000.00
			TOTAL	RUR	18,314,779,705.12

Rate of the Central Bank of the Russian Federation - USD as of 31.07.2015 = 58.9906 roubles

Additional agreement No. 7 to Credit Agreement No. 2640

Annex No. 6

to Credit Agreement No. KC 2640

dated December 27, 2010

Information on encumbered assets (that arose before the date of signature of the Additional Agreement)

Southern Kuzbass OAO
No Item No	Borrower	Pledgee - Bank	Equipment/immovable property	Book value		Notes
				residual as of 30.06.2015, roubles
1	Southern Kuzbass OAO, Korshynov Mining Plant OAO, Yakutugol Holding Company OAO	Sberbank of Russia JSC	equipment (vehicles)	159,268,008.24
2	Southern Kuzbass OAO	Sberbank of Russia JSC	equipment (materials-handling equipment and machinery)	310,129,570.08
3	Southern Kuzbass OAO	UniCredit Bank AG, London Branch	equipment (materials-handling equipment and machinery)	61,032,226.63
4	Southern Kuzbass OAO	VTB Bank JSC	equipment (equipment for installation)	357,327,195.15
5	Mechel Service OOO	MOSCOW CREDIT BANK JSC	equipment (materials-handling equipment and machinery)	335,126,915.74	*	* Property is leased (not owned by SK) pledged to MCB on credits of Mechel Service, will enter into force as of the date of transfer of ownership of SK.
6	Southern Kuzbass OAO	Sberbank Leasing CJSC	equipment (vehicles)	677,184,303.35		Property leased on the balance sheet of SK (Lessee).
			Unpledged equipment	3,166,456,734.00
			Unpledged immovable property	19,286,261,459.69
			Total equipment	4,731,398,037.45
			Total immovable property	19,286,261,459.69
			Total fixed assets	24,017,659,497.14

Additional agreement No. 7 to Credit Agreement No. 2640

Yakutugol Holding Company OAO
No Item No	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles.
1	Yakutugol Holding Company OAO	Sberbank of Russia JSC	movable property	30,876,181.16
2	Yakutugol Holding Company OAO	UniCredit Bank AG, London Branch	movable property	139,109,975.71
3	Yakutugol Holding Company OAO	Eurasian Development Bank	movable property	423,404,778.66
4	Yakutugol Holding Company OAO	ZAO Raiffeisenbank	movable property	68,195,087.90
5	Mechel Service OOO	MOSCOW CREDIT BANK JSC	movable property*		* off-balance-sheet account (on the Lessor’s balance sheet) 873,688,316.74 roubles leasing equipment cost
			Unpledged equipment	3,870,714,714.92
			Unpledged immovable property	1,391,755,043.98
			Total equipment	4,532,300,738.35
			Total immovable property	1,391,755,043.98
			Total fixed assets	5,924,055,782.33

Additional agreement No. 7 to Credit Agreement No. 2640

CMP PAO
Item No.	Borrower	Pledgee - Bank / Lender	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles
1	CMP PAO	Sberbank of Russia JSC	equipment	2,208,560,319.21
			immovable property	6,684,313,531.70
2	CMP PAO	BNP PARIBAS (SUISSE) -agent / RBS
3	CMP PAO	BNP PARIBAS (SUISSE) -agent / BNL	equipment	93,633,403.21
4	CMP PAO	BNP PARIBAS (SUISSE) -agent / ING
5	CMP PAO	BNP PARIBAS	movable property	150,340,782.03	Under pledge agreement with BNP PARIBAS the pledged movable property includes the equipment listed as items. Cost of these items is not included in the table, because at present the specified property is transferred to fixed assets that shall be in accordance with the terms and conditions of the pledge agreement, be pledged as well, but the additional transfer agreement is not yet concluded.
			immovable property	7,699,084,295.28
6	Yakutugol Holding Company OAO	Eurasian Development Bank	equipment	1,220,667,467.88
7	Urals Stampings Plant OAO, Beloretsk Metallurgical Plant OAO	BANK URALSIB JSC	equipment	247,328,374.43
					* Amounts in lines “unpledged equipment” and “unpledged immovable property” take into account the items that in accordance with pledge agreements with BNP PARIBAS shall be pledged to the bank, but transfer is not yet executed.
			Unpledged equipment*	13,951,704,763.40
			Unpledged immovable property*	21,122,709,505.45
			Total equipment	17,872,235,110.16
			Total immovable property	35,506,107,332.43
			Total fixed assets	53,378,342,442.59

Additional agreement No. 7 to Credit Agreement No. 2640

Urals Stampings Plant OAO
Item No.	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles
1	Urals Stampings Plant OAO	BANK URALSIB JSC	equipment	245,661,188.88	Currently, work for execution of additional equipment pledge to BANK URALSIB JSC is being performed for the amount of 313,906,719.44 roubles on residual value as of 01.07.2015
			Unpledged equipment	1,669,310,493.79
			Unpledged immovable property	2,052,892,863.54
			Total equipment	1,914,971,682.67
			Total immovable property	2,052,892,863.54
			Total fixed assets	3,967,864,546.21

Beloretsk Metallurgical Plant OAO
No Item No	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles
1	CMP PAO, Izhstal OAO, MIH GmbH	BNP PARIBAS (SUISSE)	equipment	0.00
			Unpledged equipment	403,483,968.00
			Unpledged immovable property	488,363,540.00
			Total equipment	403,483,968.00
			Total property	488,363,540.00
			Total fixed assets	891,847,508.00

Additional agreement No. 7 to Credit Agreement No. 2640

Mechel-Coke OOO
No Item No	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles
1	Mechel Coke OOO	Gazprombank JSC	Equipment immovable property	829,170,524.41
				576,199,075.95
2	Yakutugol Holding Company OAO	Eurasian Development Bank	equipment	1,762,988,956.08
			immovable property	940,048,736.95
			Unpledged equipment	287,385,802.26
			Unpledged immovable property	691,002,682.42
			Total equipment	2,879,545,282.75
			Total immovable property	2,207,250,495.32
			Total fixed assets	5,086,795,778.07

Korshynov Mining Plant OAO
No Item No	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles
1	Korshynov Mining Plant OAO	Sberbank of Russia JSC	equipment/vehicles	41,368,116.44
2	Korshynov Mining Plant OAO	Sberbank of Russia JSC	equipment	0.00
3	Korshynov Mining Plant OAO	Sberbank of Russia JSC	equipment	0.00
4	Mechel Service OOO	MOSCOW CREDIT BANK JSC	equipment*		* cost on off-balance-sheet account 657,577,895.38 roubles
			Unpledged equipment	948,870,428.82
			Unpledged immovable property	1,954,611,703.38
			Total equipment	990,238,545.26
			Total immovable property	1,954,611,703.38
			Total fixed assets	2,944,850,248.64

Additional agreement No. 7 to Credit Agreement No. 2640

Bratsk Ferroalloy Plant OOO
Item No.	Borrower	Pledgee - Bank	Equipment/immovable property	Balance sheet	Notes
				residual as of 30.06.2015 roubles
1	Bratsk Ferroalloy Plant OOO	Sberbank of Russia JSC	immovable property	156,127,400.98
2	Bratsk Ferroalloy Plant OOO	Sberbank of Russia JSC	equipment	537,048,576.47
			Unpledged equipment	174,265,305.22
			Unpledged immovable property	104,060,529.97
			Total equipment	711,313,881.69
			Total immovable property	260,187,930.95
			Total fixed assets	971,501,812.64

Izhstal OAO
No Item No	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles
1	Izhstal OAO	Sberbank of Russia JSC	immovable property	998,766,775.37
2	Urals Stampings Plant OAO, Beloretsk Metallurgical Plant OAO	URALSIB	equipment	181,617,844.32
3	CMP PAO, Beloretsk Metallurgical Plant OAO, Izhstal OAO	BNP PARIBAS (SUISSE)	equipment	1,686,304,955.58
			Unpledged equipment	2,358,270,044.42
			Unpledged immovable property	3,567,519,224.63
			Total equipment	4,044,575,000.00
			Total immovable property	4,566,286,000.00
			Total fixed assets	8,610,861,000.00

Additional agreement No. 7 to Credit Agreement No. 2640

Finkom-Invest LLC
Item No.	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles
1	Mechel Service OOO	MOSCOW CREDIT BANK JSC	immovable property	418,911,130.76
			Unpledged equipment	36,721,810.57
			Unpledged immovable property	333,776,480.62
			Total equipment	36,721,810.57
			Total immovable property	752,687,611.38
			Total fixed assets	789,409,421.95

HBL Holding GmbH
					61.5206
Item No.	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles*
1	HBL Holding GmbH	VTB Deutschland	equipment	158,029,167.95	* Euro rate as of 30.06.2015 is 61.5206
			immovable property	390,794,101.54
			stock reserve	734,348,231.70
			accounts receivable	431,785,784.25
2	HBL Stahlhandel Ahlen	Volksbank	equipment	52,509,271.68
			immovable property	101,381,538.39
			Unpledged equipment	0.00
			Unpledged immovable property	29,517,992.38
			Total equipment	210,538,439.63
			Total immovable property	521,693,632.31
			Total fixed assets	732,232,071.94

Kuzbassenergosbyt OAO
Item No.	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles
1	Kuzbassenergosbyt OAO	Bank Levoberezhny JSC	immovable property	146,086,595.36
			Unpledged equipment	32,290,029.60
			Unpledged immovable property	71,430,296.23
			Total equipment	32,290,029.60
			Total immovable property	217,516,891.59
			Total fixed assets	249,806,921.19

Additional agreement No. 7 to Credit Agreement No. 2640

Mechel Engineering OOO
No.	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles
1	Mechel Service OOO	MOSCOW CREDIT BANK JSC	equipment	15,600,000.00
			Unpledged equipment	12,704,123.21
			Unpledged immovable property	4,783,318.16
			Total equipment	28,304,123.21
			Total immovable property	4,783,318.16
			Total fixed assets	33,087,441.37

Mechel Service Stahlhandel Czech Republic s.r.o.
No n/n	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles*
1	Mechel Service Stahlhandel Czech Republic s.r.o.	Factoring KB, a.s.	land lots	55,177,181.00	* Euro rate as of 30.06.2015 is 61.5206
			buildings	110,305,786.00
			Unpledged equipment	46,925,009.00
			Unpledged immovable property	17,354,790.00
			Total equipment	46,925,009.00
			Total immovable property	182,837,757.00
			Total fixed assets	229,762,766.00

Additional agreement No. 7 to Credit Agreement No. 2640

Mechel Service Romania SRL
No	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles*
1	Mechel Service Romania SRL	BRD Société General	land	22,005,080.42	* rate as of 30.06.2015: EUR to RON amount to 4.4735; EUR to RUB amount to 61.5206
			warehouse	31,805,662.00
			Unpledged equipment	3,364,269.04
			Unpledged immovable property	0.00
			Total equipment	3,364,269.04
			Total immovable property	53,810,742.42
			Total fixed assets	57,175,011.45

Mechel Service Belgium BVBA
No	Borrower	Pledgee - Bank	Equipment/immovable property	Book value	Notes
				residual as of 30.06.2015 roubles*
1	Mechel Service Belgium BVBA	Gazprombank Luxembourg	stock of goods in the port of Antwerpen	738,247,200.00	* Euro rate as of 30.06.2015 is 61.5206
					As of 30.06.2015 minimum balance of stock pledged by the bank was 12 million EUR. On 18.08.2015 credit debt was fully repaid, from 19.08.2015 the stock pledge was lowered to 0 (zero)
2	Mechel Service Belgium BVBA	Gazprombank Luxembourg	accounts receivable	23,070,225.00	As of 30.06.2015 amount of accounts receivable pledged by the bank was 375 thousand EUR (12% of the debt). Upon payment of the balance of debt to the bank - accounts receivable pledge shall be equal to 0 (zero).
			Unpledged equipment	0.00
			Unpledged immovable property	0.00
			Total equipment	0.00
			Total immovable property	0.00
			Total fixed assets	0.00

Annex No. 2

to Additional Agreement No. 7 dated September 09, 2015

to Credit Agreement No. 2640

dated December 27, 2010.

Certificate

confirming rights and obligations of the Parties

Hereby the signatories agree and acknowledge that all conditions precedent of rights and obligations of the parties were complied with under Article 2 of each of the following additional agreements specified in clause 3.3. of each of the following additional agreements (rights and obligations of the parties under Article 2 of each of the following additional agreements were created at the same time):

•	Additional Agreement No.7 to Credit Agreement No. 2640 dated December 27, 2010, signed between VTB Bank (PJSC) and Mechel OAO;

•	Additional Agreement No.13 to Credit Agreement No. KC 757000/2008/00021 dated November 27, 2008, signed between VTB Bank (PJSC) and Yakutugol Holding Company OAO;

•	Additional Agreement No.18 to Credit Agreement No. KC 743000/2008/00104 dated November 26, 2008, signed between VTB Bank (PJSC) and Southern Kuzbass OAO;

•	Additional Agreement No. 8 to credit facility agreement No.K2600/10-0709 B/ 000 dated February 07, 2011, signed between VTB Bank (PJSC) and Southern Kuzbass OAO.

Signatures of the parties:

On behalf of the Borrower (Mechel OAO) under Credit Agreement No. 2640	On behalf of the Borrower (Yakutugol Holding Company OAO) under Credit Agreement No. KC-757000/2008/00021

l.s.	l.s.

On behalf of the Borrower (Southern Kuzbass OAO) under Credit Facility Agreement No.K2600/10-O7O9 B/ 000	On behalf of the Borrower (Southern Kuzbass OAO) under Credit Agreement No. KC-743000/2008/00104

l.s.	l.s.

On behalf of the Lender (VTB Bank (PJSC))

l.s.

In total bound, numbered and sealed 70 () sheets signed

On behalf of the Lender	On behalf of the Borrower

signed	signed

l.s.	l.s.

/round seal: VTB Bank (Public Joint Stock Company)* VTB Bank (PJSC)*Saint-Petersburg/

/round seal: OPEN JOINT STOCK COMPANY*1 Krasnoarmeyskaya Str., Moscow, Russian Federation*MECHEL/